                                                                EXHIBIT 2.1

PURCHASE AGREEMENT

                                  by and among

                                BIOCHROM LIMITED
                                    as Buyer

                                       and

                      PHARMACIA BIOTECH (BIOCHROM) LIMITED
                                    as Seller

                                       and

                            PHARMACIA & UPJOHN, INC.
                      as guarantor of Seller's obligations

                                       and

                             HARVARD APPARATUS, INC.
                       as guarantor of Buyer's obligations

                             Dated on March 2, 1999



================================================================================

                            ASSET PURCHASE AGREEMENT

                                      INDEX


                                                                                                  Page

1.  INTERPRETATION...................................................................................1

2.  PURCHASE AND SALE OF ASSETS......................................................................2
         2.1      Sale of Assets.....................................................................2
         2.2      Liabilities........................................................................6
         2.3      Purchase Price and Payment.........................................................8
         2.4      Time and Place of Closing.........................................................10
         2.5      Change of Seller's Name...........................................................10
         2.6      Post-Closing Access...............................................................10
         2.7      Further Assurances................................................................11
         2.8      Allocation of Purchase Price......................................................11
         2.9      Non-AP Biotech Accounts Receivable................................................11
         2.10     Required Consents; Consents and Assets Not Delivered at Closing...................13
         2.11     Employees.........................................................................13
         2.12     World Wide Web Site...............................................................15
         2.13     LKB Biochrom Trademark............................................................15
         2.14     Pensions..........................................................................15
         2.15     Assignment of Trademarks..........................................................16

3.  REPRESENTATIONS AND WARRANTIES OF SELLER........................................................16
         3.1      Making of Representations and Warranties..........................................16
         3.2      Organization and Qualifications of Seller.........................................16
         3.3      Authority of Seller...............................................................16
         3.4      Freehold, Leasehold and Personal Property.........................................17
         3.5      Financial Statements and Ordinary Course..........................................22
         3.6      Taxes.............................................................................22
         3.7      Collectibility of Non-AP Biotech Accounts Receivable..............................22
         3.8      Inventory.........................................................................23
         3.9      Absence of Certain Changes........................................................23
         3.10     Intellectual Property.............................................................24
         3.11     Contracts.........................................................................26
         3.12     Litigation........................................................................27
         3.13     Compliance with Laws..............................................................27
         3.14     Insurance.........................................................................28
         3.15     Powers of Attorney................................................................28
         3.16     Finder's Fee......................................................................28
         3.17     Product Liability or Other Claims.................................................28
         3.18     Governmental Approvals; Orders Affecting the Business.............................28


                                        (i)


         3.19     Copies of Documents...............................................................28
         3.20     Transactions with Interested Persons..............................................28
         3.21     Intentionally Omitted.............................................................29
         3.22     Environmental Matters.............................................................29
         3.23     Officers..........................................................................29
         3.24     Employees.........................................................................29
         3.25     Customers, Distributors and Suppliers.............................................31
         3.26     Vehicles..........................................................................31
         3.27     Disclosure........................................................................31

4.  COVENANTS OF SELLER.............................................................................31
         4.1      Making of Covenants and Agreements................................................31
         4.2      Notice of Default.................................................................31
         4.3      Consummation of Agreement.........................................................32
         4.4      Notice to Third Parties...........................................................32
         4.5      Protection of Goodwill............................................................32
         4.6      Confidentiality...................................................................34
         4.7      Intentionally Omitted.............................................................34
         4.8      Value Added Tax...................................................................34
         4.9      Audited Financial Statements......................................................35

5.  REPRESENTATIONS AND WARRANTIES OF BUYER.........................................................35
         5.1      Making of Representations and Warranties..........................................35
         5.2      Organization of Buyer.............................................................35
         5.3      Authority of Buyer................................................................36
         5.4      Finder's Fee......................................................................36

6.  COVENANTS OF BUYER..............................................................................37
         6.1      Making of Covenants and Agreement.................................................37
         6.2      Notice of Default.................................................................37
         6.3      Consummation of Agreement.........................................................37

7.  CONDITIONS......................................................................................37
         7.1      Conditions to the Obligations of Buyer............................................37
         7.2      Conditions to Obligations of Seller...............................................38
         7.3      Further Conditions to Obligations of Buyer and Seller.............................39

8.  INTENTIONALLY OMITTED...........................................................................40

9.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING....................................................40
         9.1      Survival of Warranties............................................................40
         9.2      Payment of Excluded Liabilities...................................................40
         9.3      Payment of Assumed Liabilities....................................................40


                                         (ii)


10.  INDEMNIFICATION................................................................................40
         10.1     Indemnification by Seller.........................................................40
         10.2     Limitations on Indemnification by Seller..........................................41
         10.3     Indemnification by Buyer..........................................................42
         10.4     Limitation on Indemnification by Buyer............................................43
         10.5     Notice; Defense of Claims.........................................................44

11.  MISCELLANEOUS..................................................................................45
         11.1     Warranty Obligations..............................................................45
         11.2     Fees and Expenses.................................................................45
         11.3     Governing Law.....................................................................45
         11.4     Notices...........................................................................46
         11.5     Entire Agreement..................................................................47
         11.6     Assignability; Binding Effect.....................................................47
         11.7     Execution in Counterparts.........................................................47
         11.8     Amendments........................................................................47
         11.9     Publicity and Disclosures.........................................................47
         11.10    Agreement to Continue in Full Force...............................................48
         11.11    Dispute Resolution................................................................48
         11.12    Severability......................................................................49



                                       (iii)


EXHIBITS

Exhibit 2.3(b)             December 31 Statement of Net Tangible Assets
Exhibit 2.3(c)             Inventory Obsolescence Reserve Calculation
Exhibit 2.14               Pension Matters
Exhibit 4.4                Notification Letter to Third Parties
Exhibit 7.1(g)             Form of Distribution Agreement
Exhibit 7.1(h)             Form of License Agreement for Pharmacia Biotech Name
Exhibit 7.1(i)             Form of License Agreement for Amersham Name
Exhibit 7.1(k)             Bill of Sale to Buyer
Exhibit 7.1(n)             Assignment of Contracts and Assumption of Liabilities

SCHEDULES

Schedule 2.1(a)(ii)        Off-Site Assets
Schedule 2.1(a)(v)         Leased Personal Property
Schedule 2.1(a)(vii)       Contracts of Seller and Purchase Orders Issued by
                           Seller
Schedule 2.1(a)(viii)      Purchase Orders of Customers Received by Seller
Schedule 2.1(a)(xi)        Computer Software
Schedule 2.1(d)(i)         AP Biotech Receivables
Schedule 2.1(d)(iii)       Affiliate Contracts
Schedule 2.1(d)(v)         Network Software
Schedule 2.2(a)            Assumed Liabilities (Section 2.2(b); Section 11.1)
Schedule 2.10              Required Consents and Approvals (Section 3.4(d);
                           Section 3.10(c))
Schedule 3.4(b)            Leasehold Property
Schedule 3.4(c)            Machinery, Equipment and Other Personal Property
                           (Section 2.1(a)(iv))
Schedule 3.5               Financial Statements
Schedule 3.7               Non-AP Biotech Receivables (Section 2.1(a)(vi))
Schedule 3.8               Inventory (Section 2.1(a)(i))
Schedule 3.9               Absence of Certain Changes
Schedule 3.10              Buyer Purchased Intellectual Property
                           (Section 2.1(a)(xiv))
Schedule 3.11              Assumed Contracts (Section 2.1(a)(xi); Section 2.1(a)
                           (xiv); Section 2.2(a); Section 2.10; Section 3.10(a);
                           Section 3.10(c))
Schedule 3.14              Insurance
Schedule 3.18              Permits
Schedule 3.22              Environmental Matters
Schedule 3.23              Officers
Schedule 3.24              Employees (Section 2.1(a)(xiii); Section 3.9(f))
Schedule 3.25              Customers, Distributors and Suppliers
Schedule 3.26              Vehicles (Section 2.1(ix))



                                      (iv)

                            ASSET PURCHASE AGREEMENT

         AGREEMENT entered into on March 2, 1999 by and among Biochrom Limited (a limited liability company incorporated in England with registered number 3526954 whose registered office is at Unit 22 Phase I Cambridge Science Park, Milton Road, Cambridge CB4 4FJ England) ("Buyer") and Pharmacia Biotech (Biochrom) Limited (a limited liability company incorporated in England with registered number 974213 whose registered office is at 22 Cambridge Science Park, Milton Road, Cambridge CB4 4FJ England) ("Seller"), and Pharmacia & Upjohn, Inc. (a company incorporated in the State of Delaware), as guarantor of Seller's obligations hereunder (the "Seller Guarantor"), and Harvard Apparatus, Inc. (a company incorporated in the Commonwealth of Massachusetts), as guarantor of Buyer's obligations hereunder ("HAI" or the "Buyer Guarantor").

                              W I T N E S S E T H:

         WHEREAS, Seller principally carries on the business of manufacturing and selling chemical analysis instruments;

         WHEREAS, Seller is empowered by its Memorandum of Association to sell or dispose of its assets and undertaking (wholly or in part) for such consideration and on such terms as it thinks fit and there is nothing in any deed or document restricting or prohibiting the sale of the goodwill or other assets of Seller which are the subject matter of this Agreement;

         WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to purchase from Seller, and Seller desires to sell, transfer and assign to Buyer, substantially all of the assets of Seller;

         WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase said assets of Seller for the consideration specified herein and the assumption by Buyer only of certain liabilities and obligations of Seller specified herein; and

         WHEREAS, as a condition to the consummation of the transactions contemplated hereby, Buyer will enter into a Distribution Agreement (the "Distribution Agreement") with Amersham Pharmacia Biotech AB, a Swedish corporation ("AP Biotech"), on the Closing Date (as hereinafter defined).

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

                               1. INTERPRETATION

         In the interpretation of this Agreement:

         1.1 The headings are for convenience only and shall not affect the interpretation hereof;

         1.2 References in this Agreement to Sections, Recitals or Schedules are to sections of and recitals or schedules to this Agreement and all of the foregoing are included in any reference to this Agreement;

         1.3 Unless the context otherwise requires the singular shall include the plural and vice versa, and references to persons shall include bodies corporate, unincorporated associates and partnerships;

         1.4 References in this Agreement to any statute or statutory provision or EC Directive shall include any statute or statutory provision or EC Directive which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same up to the Closing Date and shall include any order, regulation, instrument or other subordinate legislation made under the relevant statute or statutory provision or EC Directive; and

         1.5 References to any legal term of the United States or a state therein for any right, action, remedy, method of judicial proceeding, legal document legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than the United States or a state therein be deemed to include what most nearly approximates in that jurisdiction to the legal term of the United States or a state therein.

         1.6 The term "Business" shall refer to the manufacture, design, development and sale of all products sold by Seller prior to the Closing, including without limitation, spectrophotometers and amino acid analyzers and related accessories, chemicals, service support, software and spare parts as conducted by Seller prior to the Closing, with the exception of the Excluded Assets as provided in Section 2.1(d).

         1.7 The term "Business Day" shall mean a day, other than Saturday, when banks are open for business in London.

                         2. PURCHASE AND SALE OF ASSETS

         2.1      SALE OF ASSETS

                  (a) Subject to the provisions of this Agreement, at the Closing (as defined in Section 2.4 hereof) Seller shall sell and transfer free from all liens, charges and encumbrances to Buyer and Buyer shall purchase with effect from the Closing Date all of Seller's Business as a going concern comprising the right, title and interest in all of the properties and assets of Seller (except as hereinafter provided in Sections 2.1(c) and 2.1(d)) of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including, without limitation, the following:

                           (i)      all inventory, stock in trade,
work-in-process, finished goods and raw materials owned by Seller (collectively, the "Inventory"), including, without limitation, such items set forth on
SCHEDULE 3.8 attached hereto;

                           (ii)     (A)     all assets, including, without
limitation, printed circuit board artwork and all patterns, drawings and tooling owned by Seller which are not located on the Leasehold Property (as hereinafter defined) (the "Off-Site Assets"), it being understood by the parties hereto that
SCHEDULE 2.1(a)(ii) contains information as to the name, address and telephone number of each third party where such assets are located as well as information identifying the tooling located at each such location;

                                    (B)     all printed circuit board artwork
and all patterns, drawings and tooling owned by Seller which are located on the Leasehold Property (as defined hereinafter);

                           (iii)    the goodwill of Seller in connection with
Seller's Business and the exclusive right to represent itself as carrying on Seller's Business in succession to Seller (the "Goodwill");

                           (iv)     all machinery, equipment and tangible
personal property owned by Seller including, without limitation, (A) the machinery, equipment and tangible personal property listed on SCHEDULE 3.4(c) attached hereto, (B) all tooling (including molds), spare parts, fixtures, castings, and other tangible assets related to or used in connection with such scheduled machinery and equipment and all other tools, spare parts, fixtures and other tangible assets and (C) office equipment, telephones, facsimile machines, desks, tables, chairs and file cabinets (all of the foregoing described in clauses (A), (B) and (C) collectively, the "Equipment");

                           (v)      the leases to all machinery, equipment and
tangible personal property leased by Seller, including, without limitation, those listed on SCHEDULE 2.1(a)(v) (but excluding leases of vehicles);

                           (vi)     all trade receivables of Seller (other than
those representing accounts of AP Biotech or its affiliates and Seller Guarantor or its affiliates) including, without limitation, those listed on SCHEDULE 3.7 attached hereto, but excluding those trade receivables expressly identified on such SCHEDULE 3.7 as being delinquent (the "Delinquent Non-AP Biotech Receivables"), which such Delinquent Non-AP Biotech Receivables will not be conveyed to Buyer pursuant to this Agreement (the "Non-AP Biotech Receivables");

                           (vii)    All contracts of Seller and purchase orders
(and the benefits thereunder) issued by Seller in relation to Seller's Business entered into or issued prior to the Closing Date, including without limitation those listed on SCHEDULE 2.1(a)(vii), and under which the obligations of all the parties thereto have not at the Closing Date been fully performed, including, without limitation, Seller's contracts with third party suppliers and distributors (but excluding contracts with employees, leases and customer purchase orders received by Seller);

                           (viii)   all purchase orders of customers received by
Seller prior to the Closing Date, including without limitation as set forth in
SCHEDULE 2.1(a)(viii), and under which the obligations of all the parties thereto have not at the Closing Date been fully performed;

                           (ix)     the leases to the vehicles leased by Seller
in connection with Seller's Business at the Closing Date, listed in SCHEDULE
3.26 (the "Vehicles");

                           (x)      such manufacturers' guarantees and
warranties, if any, relating to the Equipment and the Vehicles (or any of them) as may be in force at the Closing Date insofar as the same are capable of assignment and the benefit of any claims against such manufacturers relating to the Equipment and Vehicles (including without limitation any claim for breach of the manufactures' guarantees and warranties);

                           (xi)     all computer software (except with respect
to that computer software specified on SCHEDULE 3.11 as not being assignable without consent, which such computer software shall be handled in accordance with Section 2.10) used by Seller in connection with the operation of Seller's Business, including without limitation as set forth on SCHEDULE 2.1(a)(xi) (excluding the network software set forth in Section 2.1(d)(v));

                           (xii)    the accounting and financial records of
Seller and the fiscal records contemplated in Section 4.8;

                           (xiii)   the personnel records and employment
contracts of the Employees (as defined hereinafter), such Employees being listed on SCHEDULE 3.24;

                           (xiv)    except with respect to the Biochrom Name (as
hereinafter defined), all intellectual property rights of Seller (whether owned, licensed or otherwise), including without limitation trade secrets, proprietary information, designs and design rights, styles, technologies, inventions, know-how, formulae, processes, procedures, research records, test information, software and software documentation (except with respect to that computer software specified on SCHEDULE 3.11 as not being assignable without consent, which such computer software shall be handled in accordance with Section 2.10), market surveys, marketing know-how and manufacturing, research and technical information, trade names, service marks and trademarks (except as provided in Section 2.1(d)(ii)) including, without limitation, the trade names and trademarks listed in SCHEDULE 3.10 attached hereto, and, subject to Section 2.12 hereof and any necessary third party consent set forth on SCHEDULES 2.10, information and materials contained in Seller's world-wide-web site (the "Web Site"), the address of which is set forth on SCHEDULE 3.10 attached hereto (all such intellectual property, collectively, the "Buyer Purchased Intellectual Property");

                           (xv)     the names and addresses of all end-user
customers world wide during each of the last three (3) years owned by or in the possession of Seller (the "Customer List"), end-user customer records and histories owned by or in the possession of Seller (it being understood by the parties that the foregoing is not intended to include the end-user customers of AP Biotech owned or in the possession of AP Biotech), lists of suppliers and vendors and all records relating thereto, engineering drawings, records with respect to production, engineering, product development, costs, advertising, catalogues, photographs, sales materials, purchasing materials, manufacturing and quality control records and procedures, research and development files, data and laboratory books, media materials and plates and other records; and

                           (xvi)    except as set forth in Section 2.1(d)
hereof, all other assets (i.e., other than as described in paragraphs (i) - (xv) above) and properties of every nature whatsoever tangible and intangible, and wherever located, to the extent transferable, of Seller, including without limitation Seller's current phone and fax numbers and electronic mail addresses,

         The assets and property of Seller being sold to and purchased by Buyer under this Section 2.1(a) are hereinafter sometimes referred to as the "Subject Assets."

                  (b)      Intentionally Omitted.

                  (c) Subject to the provisions of this Agreement, at the Closing, Seller shall, in consideration of the Purchase Price, and without any further consideration payable to Seller, sell and transfer free from all liens, charges and encumbrances to HAI and HAI shall purchase and acquire, with effect from the Closing Date, all rights, title and interest in and to the name "Biochrom" and all related and associated logos and trademarks (except as set forth in Section 2.13) (collectively, the "Biochrom Name" and, together with the Buyer Purchased Intellectual Property, the "Intellectual Property").

                  (d) Notwithstanding anything to the contrary in this Agreement, there shall be excluded from such purchase and sale the following property and assets:

                           (i)      all cash in hand and at bank, cash
equivalents, refunds (including tax refunds), taxes advanced, collected or withheld by Seller, intra-group cash pool receivables, and all other receivables of Seller other than the Non-AP Biotech Receivables, including, without limitation, the receivables listed on SCHEDULE 2.1(d)(i);

                           (ii)     all rights, title and interest in and to the
names "Upjohn," "Pharmacia Biotech," "Amersham" and "LKB" and all related and associated logos and trademarks and all licenses to or from third parties with respect to each of the foregoing, except to the extent provided for in the license agreements contemplated by Sections 7.1(h) and 7.1(i) hereto, the forms of which are attached hereto as EXHIBITS 7.1(h) and 7.1(i);

                           (iii)    those contracts set forth on SCHEDULE
2.1(d)(iii) between or among any of Seller, AP Biotech or its affiliates and Seller Guarantor or its affiliates;

                           (iv)     all the statutory books and statutory and
fiscal records of Seller other than the fiscal records contemplated in Section 4.8;

                           (v)      as set forth on SCHEDULE 2.1(d)(v), the
network software of AP Biotech and Seller Guarantor that is used by Seller;

                           (vi)     the Distribution Agreement between Seller
and Transgenomics Inc.;

                           (vii)    any and all assets owned by AP Biotech,
including its inventory of products manufactured and sold by Seller to AP Biotech and its affiliates, as well as any accounts receivable for such products owing to AP Biotech and its affiliates from their customers; and

                           (viii)   the assets of Innovir Limited that are
located in the subleased portion of the Leasehold Property (as hereinafter defined).

         The assets and property of Seller which are excluded from the Subject Assets under this Section 2.1(d) are hereinafter sometimes referred to as "Excluded Assets."

         2.2      LIABILITIES.

                  (a) Upon the sale and purchase of the Subject Assets, Buyer agrees to assume (i) the liabilities of the types set forth on EXHIBIT 2.3(b) and SCHEDULE 2.2(a) hereto that are unpaid on the Closing Date, in accordance with their terms (not in excess of the amounts set forth therein and subject to paragraph (b) of this Section 2.2) (collectively, the "Assumed Liabilities") and (ii) all obligations arising or coming due under the Assumed Contracts (as defined below), in accordance with their terms, for the period from and after the Closing Date with respect to acts or services to be performed by Buyer under such Assumed Contracts after the Closing Date. The Assumed Liabilities and the obligations under the Assumed Contracts are the only liabilities and obligations of Seller existing on or prior to the Closing Date (including, without limitation, contractual liabilities and obligations) to be assumed by Buyer under this Agreement. Notwithstanding anything contained herein to the contrary, the Assumed Liabilities shall not include any trade payables representing accounts of AP Biotech or its affiliates or Seller Guarantor or its affiliates. The assumption of the Assumed Liabilities and the Assumed Contracts by Buyer hereunder shall not enlarge any rights of third parties under any contracts or arrangements with Buyer or Seller or any of their respective affiliates or subsidiaries. The "Assumed Contracts" shall mean only those contracts or agreements to be assumed by Buyer as expressly identified in (i)
Schedule 3.11 and (ii) Sections 2.1(a)(vii) and 2.1(a)(viii).

                  (b) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the amounts assumed with respect to those Assumed Liabilities of the types that are set forth on EXHIBIT 2.3(b) and
SCHEDULE 2.2(a) exceed in the aggregate $1,300,000 U.S. dollars at the exchange rate set forth in EXHIBIT 2.3(b). All liabilities and obligations not assumed by Buyer under this Agreement are referred to herein as "Excluded Liabilities."

                  (c) Except for the Assumed Liabilities and the Assumed Contracts, Buyer shall not assume or be bound by any obligations or liabilities of Seller or any affiliate of Seller of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whether now existing or hereafter arising.

                  (d) Subject to paragraph (c) above, Seller shall be solely (as between Seller and Buyer) responsible for and pay any and all debts, losses, damages, obligations, liens, assessments, judgments, fines, disposal and other costs and expenses, liabilities and claims, including, without limitation, interest, penalties and fees of counsel, engineers and experts, as the same are incurred, of every kind or nature whatsoever (all the foregoing being a "Claim" or the "Claims"), made by or owed to any person to the extent any of the foregoing relates to (i) the Excluded Assets, (ii) the operations and assets of Seller's Business or any other business or enterprise of Seller and arises in connection with or on the basis of events, acts, omissions, conditions, or any other state of facts occurring or existing solely prior to or on the Closing Date (including, in each case, without limitation, any Claim relating to or associated with tax matters, any failure to comply with applicable laws and/or permitting or licensing requirements and personal injury and property damage matters) or (iii) any on-account service charge, balancing service charge or insurance payments relating to the Leasehold Property (as hereinafter defined) which arise in connection with or on the basis of events, acts, omissions, conditions, tenant's covenants or any other state of facts occurring or existing solely prior to or on the Closing Date or accruing after the Closing Date in respect of a period solely prior to or on the Closing Date. Seller agrees with Buyer that Seller shall be solely responsible (as between Seller and Buyer) for any and all Claims for injury (including death) or Claims for damage, direct or consequential, resulting from or connected with products manufactured by or services provided by Seller or its affiliates prior to or on the Closing Date, and Buyer shall have no liability for such Claims.

                  (e) Subject to paragraph (c) above, Buyer shall be solely (as between Buyer and Seller) responsible for and pay any and all Claims made by or owed to any person to the extent they relate to (i) the Assumed Liabilities,
(ii) the operations and assets (including the Subject Assets) of Buyer's business after the Closing Date and arise in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring or existing solely after the Closing Date (including, in each case, without limitation, any Claim relating to or associated with tax matters, any failure to comply with applicable laws and/or permitting or licensing requirements and personal injury and property damage matters) or (iii) any on-account service charge, balancing service charge or insurance payments relating to the Leasehold Property (as hereinafter defined) which arise in connection with or on the basis of events, acts, omissions, conditions, tenant's covenants or any other state of facts occurring or existing solely after the Closing Date or accruing after the Closing Date in respect of a period solely after the Closing Date. Buyer agrees with Seller that Buyer shall be solely (as between Buyer and Seller) responsible for any and all warranty Claims or Claims for injury (including death) or Claims for damage, direct or consequential, resulting from or connected with products manufactured by or services provided by Buyer after the Closing Date, and Seller shall have no liability for such Claims.

                  (f) Any Claim, other than for the payment of the Assumed Liabilities, relating to operations and assets of Seller's Business and arising in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring or existing both before and after the Closing Date will be apportioned between Seller and Buyer according to their relative degrees of causation.

                  (g)      Notwithstanding anything contained in paragraphs (d),
(e) or (f) of this Section 2.2 to the contrary, such paragraphs (d), (e) or (f) of this Section 2.2 shall not be applicable to any Claim with respect to environmental and worker health and safety matters or pension matters or employment matters (to the extent covered by Section 2.11 hereof), it being the express agreement and intent of the parties hereto that only Sections 10.1(f) and 10.3(e) shall apply to indemnification for a Claim with respect to environmental and worker health and safety matters and that only Section 3.21 and EXHIBIT 2.14 hereto shall apply to indemnification for a Claim with respect to pension matters and that Section 10.1(d) shall apply to indemnification for a Claim with respect to employment matters (to the extent not covered by Section
2.11 hereof).

         2.3      PURCHASE PRICE AND PAYMENT.

                  (a) In consideration of the sale by Seller to Buyer of the Subject Assets (and the related sale by Seller to HAI of the Biochrom Name), subject to Buyer's agreement to assume the Assumed Liabilities and the Assumed Contracts and the satisfaction of all of the conditions contained herein, Buyer agrees that at the Closing it will deliver to Seller or otherwise pay as instructed by Seller the sum of Six Million Three Hundred Sixty Two Thousand Five Hundred Seventy Four U.S. Dollars ($6,362,574) (the "Purchase Price"), which amount includes Six Hundred Thousand U.S. Dollars ($600,000) which is being paid by HAI with respect to HAI's purchase of the Biochrom Name, by bank cashiers checks in Boston Clearing House Funds or by wire transfer.

                  (b) The Purchase Price is premised upon the Statement of Net Tangible Assets as of December 31, 1998, which is set forth at EXHIBIT 2.3(b) hereto, together with the exchange rate used in the preparation thereof (the "December 31 Statement").

                  (c) Immediately following the Closing Date, the parties shall, if so requested by Buyer, jointly perform a physical count of the Inventory. In the event that Buyer does not so request such a physical count of the Inventory, the parties agree that, for purposes of the Closing Statement (as defined below), the Inventory count shall be as reflected in the

December 31 Statement adjusted based upon the books and records kept by Seller in the ordinary course of business, consistent with past practice. Any obsolete or excess Inventory shall be written off on a basis consistent with and in accordance with the principles and practices described at EXHIBIT 2.3(c) hereto.

                  (d) Within forty five (45) days after the Closing Date, Buyer shall at its expense prepare and deliver to Seller a Statement of Net Tangible Assets as of the Closing Date (the "Closing Statement"). The Closing Statement shall be prepared in accordance with this Agreement, including the Exhibits hereto, and the practices and methodology used by Seller in preparing the December 31 Statement; PROVIDED, HOWEVER, that in the event of a conflict between the Agreement, including the Exhibits hereto, and the practices and methodology used by Seller in preparing the December 31 Statement, then this Agreement, including the Exhibits thereto, shall govern. The Closing Statement shall be in the same format as the December 31 Statement, and shall consist solely of an update of the December 31 Statement from December 31, 1998 through the Closing Date.

                  (e) The Purchase Price shall be increased one dollar for each dollar that the total sum in respect to Net Tangible Assets exceeds $1,055,524; the Purchase Price shall be decreased one dollar for each dollar that the total sum in respect to Net Tangible Assets is less than $1,055,524. For purposes of this Section 2.3, Net Tangible Assets shall be determined by subtracting the total liabilities set forth on the Closing Statement from the total assets set forth on the Closing Statement.

                  (f) If Seller disagrees with the Closing Statement, Seller shall, within ten (10) Business Days after receipt thereof, furnish to Buyer a written statement of such disagreement, together with an explanation of the reasons therefor. If within such ten (10) Business Day period, Buyer does not receive such a written statement of disagreement from Seller, Seller shall be deemed to have accepted the Closing Statement for all purposes of this Agreement. If Buyer does receive such a written statement of disagreement from Seller within such ten (10) Business Day period, then within ten (10) Business Days of such receipt, senior executives of Buyer and Seller shall discuss, in person, by telephone or by video conference, their disagreement in order to attempt to resolve it through good faith negotiations. If Buyer and Seller are unable to resolve their disagreement within forty-five (45) Business Days after the delivery of the Closing Statement to Seller, the disagreement shall be submitted for determination to Arthur Andersen, LLP (so long as Arthur Andersen, LLP shall not have acted on behalf of any party hereto in the three (3) year period prior to submission of the disagreement), which determination shall be final and binding upon Buyer and Seller. Such determination by Arthur Andersen, LLP shall be made in accordance with this Agreement, including the Exhibits hereto, and the practices and methodology used by Seller in preparing the December 31 Statement; PROVIDED, HOWEVER, that in the event of a conflict between the Agreement, including the Exhibits hereto, and the practices and methodology used by Seller in preparing the December 31 Statement, then this Agreement, including the Exhibits hereto, shall govern. The expenses incurred by Arthur Andersen, LLP in making such determination shall be borne equally by Buyer and Seller. Each of the parties hereto hereby represents that

Arthur Andersen, LLP has not acted on its behalf in the three (3) year period prior to the Closing Date.

                  (g) The amount of any adjustment to the Purchase Price shall be paid by the relevant party within fifteen (15) Business Days after the later of (i) delivery of the Closing Statement if accepted by Seller and (ii) the earlier of the resolution of any dispute by Buyer and Seller following notification of their disagreement or a determination by Arthur Andersen, LLP pursuant to paragraph (f) above. Any such cash amount shall be paid by cashier's or certified check or by wire transfer of immediately available funds to an account designated by the party receiving the funds.

         2.4 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP at 53 State Street, Boston, Massachusetts. For the purpose of passage of title and risk of loss, allocation of expenses and other legal, economic or financial effects, the Closing when completed shall be deemed to have occurred at 12:00 noon, Eastern Standard Time, on February 26, 1999 (such date and time being referred to herein as the "Closing Date").

         2.5 CHANGE OF SELLER'S NAME. On or about the Closing Date, but in no event later than the date five (5) Business Days after the Closing Date, Seller shall change its name to a corporate name which does not include the word "Biochrom" and each of Seller and Seller Guarantor further agrees, from and after the Closing Date not to use as a trade or business name or mark, or carry on a business under a title containing, the word "Biochrom" or any other word(s) colorably resembling the same and they each will at all times procure that none of their respective affiliates will carry on any such business under such name or names. Seller shall file, within the requisite time period as set out in the Companies Act 1985, at the Companies Registry forthwith the resolutions as to change of name applicable to it with the appropriate fee and use all reasonable endeavors to obtain the requisite Certificate of Incorporation on Change of Name from the Companies Registry in respect thereof effective as soon as is practicable.

         2.6      POST-CLOSING ACCESS.

                  (a) After the Closing, Buyer shall afford to Seller and its accountants and attorneys, for any reasonable legal or business purpose, including defending third party claims and preparing such tax returns of Seller as may be reasonably required after the Closing, reasonable access during normal business hours and subject to reasonable notice to the books and records of Seller delivered to Buyer under this Agreement and shall permit Seller, at Seller's expense, to make extracts and copies therefrom.

                  (b) After the Closing, Seller shall afford to Buyer and its accountants and attorneys, for any reasonable legal or business purpose, reasonable access during normal business hours and subject to reasonable notice to the statutory books and statutory and fiscal records of Seller retained by it in accordance with Section 2.1(d)(iv), and shall permit Buyer, at Buyer's expense, to make extracts and copies therefrom.

         2.7      FURTHER ASSURANCES.

                  (a) The Law of Property (Miscellaneous Provisions) Act 1994 shall not apply to the dispositions of property made under or pursuant to this Agreement.

                  (b) Seller shall, from time to time on being reasonably required to do so by Buyer, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to Buyer as Buyer may reasonably consider necessary for giving full effect to this Agreement and securing to Buyer the full benefit of the rights, powers and remedies conferred upon Buyer in this Agreement.

                  (c) Seller shall promptly transfer or deliver to Buyer any of the Subject Assets delivered to, or retained or received by, Seller after the Closing Date.

                  (d) In respect of any of the Leasehold Property (as hereinafter defined) which is let, Seller shall deliver to Buyer authorities signed by Seller addressed to the relevant tenants if any, informing them of the sale and requiring them henceforth to pay all rents and other amounts due to the landlord to Buyer.

         2.8 ALLOCATION OF PURCHASE PRICE. Within forty-five (45) days after the Closing or, if later, within ten (10) days following the acceptance by Seller of the Closing Statement in accordance with Section 2.3(d) or the resolution of a dispute with respect to the Closing Statement in accordance with
Section 2.3(f), Buyer's auditors shall, with the cooperation of Seller's auditors, issue a certificate apportioning the consideration payable hereunder amongst the Subject Assets for the purpose of enabling Buyer to file Stamps Form No. 22. If such a certificate is not delivered within fourteen (14) days after the date specified in this Section 2.8 and/or in the event Seller gives notice to Buyer of its dissatisfaction with the same within fourteen (14) days after receipt thereof, at the request of either party, senior executives of Buyer and Seller shall discuss, in person, by telephone or by video conference, their disagreement with respect to the certificate in order to attempt to resolve it through good faith negotiations. If Buyer and Seller are unable to resolve their disagreement within forty-five (45) Business Days after the delivery of the Closing Statement to Seller, the disagreement shall be submitted for determination to Arthur Andersen, LLP, which determination shall be final and binding upon Buyer and Seller. The expenses incurred by Arthur Andersen, LLP in making such determination shall be borne equally by Buyer and Seller.

         2.9      NON-AP BIOTECH ACCOUNTS RECEIVABLE.

                  (a) Buyer shall have the right and authority, and shall use commercially reasonable efforts consistent with past practice, to collect the Non-AP Biotech Receivables after the Closing Date. In the event that subsequent to the Closing, Buyer receives a check or other instrument on account of such Non-AP Biotech Receivables in the name of Seller (a "Non-AP Biotech Receivables
Instrument"), Buyer shall deliver such Non-AP Biotech Receivables Instrument to the attention of Graham Lee (or such other authorized person as Seller shall notify Buyer in writing) at the address and facsimile number set forth in Section 11.4 hereof. Upon receipt of such Non-AP Biotech Receivables Instrument, Mr. Lee shall endorse the Non-AP Biotech Receivables Instrument over to Buyer (without set-off) and return the Non-AP Biotech Receivables Instrument to Buyer within two (2) business days of such receipt. At Buyer's request, Seller shall use commercially reasonable efforts to assist Buyer in collecting the Non-AP Biotech Receivables. Any and all amounts received by Seller in respect of any Non-AP Biotech Receivables shall be promptly remitted to Buyer. All payments received by Buyer from a customer owing
Non-AP Biotech Receivables which do not designate a specific invoice to which they should be applied shall be applied on a "first in, first out" basis with respect to non-disputed Non-AP Biotech Receivables (i.e., proceeds received shall be applied to the oldest outstanding non-disputed Non-AP Biotech Receivables of such customer). To the extent consistent with past practice Buyer shall not accept any order placed by a customer or distributor that is past due with respect to any Non-AP Biotech Receivable until such Non-AP Biotech Receivable has been paid-in-full by such customer or distributor, unless such customer or distributor is past due as a result of a dispute in connection with a Non-AP Biotech Receivable.

                  (b)      (i)      Upon the demand by Buyer at any time after
two hundred seventy (270) days following the date of any invoice relating to any Non-AP Biotech Receivable which remains uncollected, Seller shall pay to Buyer the amount of such uncollected Non-AP Biotech Receivable. In the event of any such payment, (A) Buyer shall assign to Seller all of Buyer's right, title and interest in and to such uncollected Non-AP Biotech Receivable (collectively, the "Re-Assigned Non-AP Biotech Receivables") and shall furnish Seller with all files concerning such uncollected Non-AP Biotech Receivable and (B) except as otherwise provided in Section 2.9(c) below, Buyer shall have no further responsibilities with respect to such uncollected Non-AP Biotech Receivable except to remit promptly to Seller any amounts subsequently received by it on account of such uncollected Non-AP Biotech Receivable.

                           (ii)     If subsequent to the Closing, Buyer collects
Non-AP Biotech Receivables in an amount in excess of the Non-AP Biotech Receivables set forth on the Closing Statement, any such excess amount shall be returned to Seller within two (2) business days of receipt of such Non-AP Biotech Receivables.

                  (c) Buyer shall use commercially reasonable efforts consistent with past practice to assist Seller in collecting the Re-Assigned Non-AP Biotech Receivables and the Delinquent Non-APB Receivables. To the extent consistent with past practice, Buyer shall not accept any order placed by a customer or distributor owing either a Re-Assigned Non-AP Biotech Receivable or a Delinquent Non-AP Biotech Receivable until such Re-Assigned Non-AP Biotech Receivable or Delinquent Non-AP Biotech Receivable, as the case may be, has been paid-in-full by such customer or distributor, unless such Re-Assigned Non-AP Biotech

Receivable or Delinquent Non-AP Biotech Receivable has not been paid as a result of a dispute in connection therewith.

         2.10     REQUIRED CONSENTS; CONSENTS AND ASSETS NOT DELIVERED AT
                  CLOSING.

                  (a) Seller shall use commercially reasonable efforts to obtain the consents listed in SCHEDULE 2.10 (the "Required Consents") before or after the Closing Date. Notwithstanding any other provision of this Agreement, this Agreement shall not constitute an agreement to assign any contract or lease requiring a third-party consent if such an agreement to assign or an attempted assignment would constitute a breach thereof.

                  (b) In relation to any of the Assumed Contracts for which a third party consent is not obtained by Seller in accordance with paragraph (a) of this Section 2.10 and unless and until any such contract or lease shall be so assigned, Buyer shall (insofar as Buyer has notice of them and as it is lawful and practicable) perform as Seller's sub-contractor at the risk and cost of Buyer and for Buyer's benefit the obligations of Seller thereunder from the Closing Date on such terms as shall (insofar as aforesaid) give to Buyer the benefits and obligations of each such contract or lease to the same extent as if the same had been assigned to Buyer and Buyer shall indemnify Seller fully at all times from and against all costs, proceedings, claims, demands and expenses which may be incurred by Seller as a result of any failure by Buyer in the performance of any such contract or lease in accordance with its terms after the Closing Date, provided as concerns this Section 2.10(b) that the contract or lease was an Assumed Contract. If Seller has not obtained such third party consent within ninety (90) days of the Closing Date, Seller and Buyer shall negotiate in good faith to provide Buyer with the substantially equivalent benefit (in the reasonable judgment of Buyer) of any contract or lease the Seller is unable to assign due to lack of third party consent. Any costs or expenses incurred in providing Buyer with such benefit shall be borne by Seller.

                  (c) In relation to any Subject Asset not assigned at the Closing, Seller shall, from the Closing until the relevant Subject Asset has been assigned to Buyer hold such asset in trust for Buyer, shall forthwith give Buyer notice of any notices or other material communications or information received by it in relation thereto and shall act under the direction of Buyer in all matters relating to the relevant Subject Asset (so far as it lawfully may do so).

         2.11     EMPLOYEES.

                  (a) The parties acknowledge and agree that the sale of Seller's Business from Seller to Buyer is a "relevant transfer" within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 1981 (the "Employment Regulations") and the contracts of employment of the Employees and Seller's rights, powers, duties and liabilities under or in connection with such contracts will transfer to Buyer pursuant to the Employment Regulations.

                  (b) Seller undertakes to Buyer contracting for itself and as agent for any successor in title to part or all of Seller's Business to indemnify and keep indemnified Buyer from and against all and any costs, losses, damages, expenses or claims suffered or incurred by Buyer or such successor as a result of or in relation to:

                           (i)      any claim or other legal recourse by all or
any of those persons employed (including but not limited to the Employees) at or prior to the Closing Date by Seller in Seller's Business in respect of any fact, matter or omission concerning or arising from employment with Seller occurring or arising on or prior to the Closing Date;

                           (ii)     any claim or other legal recourse in respect
of any fact or matter concerning or arising from employment with Seller;

                           (iii)    any claim or other legal recourse by any
former, current or future employee of Seller (or any of its associated employers as defined in the Employment Rights Act 1996) other than the Employees against Seller or its officers, employees, agents or shareholders concerning or relating to any matter whatsoever;

                           (iv)     any claim or fine or other liability arising
out of a breach by Seller of its obligations under the Trade Union and Labour Relations Consolidation Act 1992 or arising out of a failure by Seller to inform and/or consult appropriate representatives as required by Regulation 10 of the Employment Regulations or to comply with its obligations under Regulation 10 thereof; or

                           (v)      any claim by Employees for redundancy pay or
unfair dismissal, (basic award or compensatory or additional award) or pay in lieu of notice, or unlawful deduction of wages or any discrimination claim or damages for breach of contract in respect of any fact or matter concerning or arising from employment with Seller occurring or arising on or prior to the Closing Date.

                  (c) If any contract of employment between Seller and any of its employees other than the Employees shall as a result of the operation of the provisions of the Employment Regulations have effect as if originally made between Buyer and such employee, Buyer may terminate such contract forthwith, and Seller shall indemnify and keep indemnified Buyer fully at all times from and against all and any costs, losses, damages, claims, liabilities and expenses of any nature suffered or incurred by Buyer as a result of or in relation to such termination or that person's employment by Buyer or the operation of the Employment Regulations upon that person's contract of employment.

                  (d) Buyer undertakes to Seller contracting for itself and as agent for any successor in title to part or all of Buyer's business to indemnify and keep indemnified Seller from and against all and any costs, losses, damages, expenses or claims suffered or incurred by Seller or such successor as a result of or in relation to:

                           (i)      any claim or other legal recourse by all or
any of the Employees in respect of any fact or matter concerning or arising from employment with Buyer occurring or arising solely after the Closing Date; and

                           (ii)     any claim or fine or other liability arising
out of a breach by Buyer of its obligations under the Trade Union and Labour Relations Consolidation Act 1992 or arising out of a failure by Buyer to inform or consult employee representatives as required by Regulation 10 of the Employment Regulations or to comply with its obligations under Regulation 10(3) thereof.

                  (e) In the event that within six (6) months following the Closing Date, the employment of up to three (3) employees of Buyer (who shall be separately identified) is terminated for any reason, any amounts required to be paid to any such employee(s) as a consequence of such termination pursuant to the Seller's employment agreements and policies in effect on the Closing Date and which are in excess of statutory redundancy or notice payments (if any) shall be reimbursed by Seller to Buyer. Seller's obligation hereunder shall include the reimbursement of salary and car benefits paid in lieu of notice of termination on condition that the employee(s) do not in fact work for Buyer (whether as employee(s) or otherwise) during the notice period. Seller shall not be required to reimburse any other amounts payable to such employee(s), including any amounts relating to claims for wrongful or unfair dismissal, for unlawful deduction from wages or for unlawful discrimination by Buyer.

         2.12 WORLD WIDE WEB SITE. It is the express understanding and intention of the parties hereto that the Web Site shall be assigned and transferred to Buyer at the Closing. To the extent that the Web Site contains references to Seller Guarantor or AP Biotech, Buyer agrees to remove any and all such references as soon as practicable following the Closing unless otherwise agreed upon with Seller Guarantor or AP Biotech. Seller agrees to cooperate in good faith with Buyer in connection with the foregoing.

         2.13 LKB BIOCHROM TRADEMARK. Notwithstanding any other provision herein, Seller shall not cause the "LKB Biochrom" Spanish trademark registration number 1218194, dated February 20, 1990, to be assigned by AP Biotech to Buyer. Promptly after the Closing, Seller shall cause AP Biotech to terminate and/or cease using, and shall not permit any third party to use, the "LKB Biochrom" trademark. If such trademark cannot be terminated, Seller shall cause AP Biotech to not renew such registration upon its expiring and Seller shall cause AP Biotech to not apply for any other registration of that trademark. Neither party shall have any right to use such trademark. Seller and Buyer acknowledge and agree that the "LKB" trademark is and shall continue to be the property of AP Biotech and that the Biochrom Name shall become the property of Buyer Guarantor on the Closing Date.

         2.14 PENSIONS. The provisions of EXHIBIT 2.14 hereto shall have effect in relation to pensions.

         2.15 ASSIGNMENT OF TRADEMARKS. Within thirty (30) days following the Closing Date, Seller shall assign to Buyer those trademarks listed in
SCHEDULE 3.10 hereto. The assignment documentation with respect to each trademark shall be in a form recordable in each jurisdiction in which such trademark is registered. Seller shall be responsible for any cost and expense incurred in connection with providing Buyer with such assignments; PROVIDED, HOWEVER, that Buyer shall be responsible for all costs and expenses incurred in connection with the registration or recordation of such assignments.

                   3. REPRESENTATIONS AND WARRANTIES OF SELLER

         3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. Seller hereby makes to Buyer the representations and warranties contained in this Section 3. For the purposes of this Agreement, references to "knowledge" or "best knowledge" of Seller or "known" by Seller or words of similar import, shall be deemed to include such knowledge as any executive officer employed by Seller at the Closing Date or manager of Seller actually has. Furthermore:

                  (a) Buyer has entered into this Agreement in reliance upon the representations and warranties and the same shall survive the Closing as provided in Section 9.1 hereof;

                  (b) The benefit of the representations and warranties may be assigned in whole or in part by Buyer in connection with an assignment of this Agreement pursuant to Section 11.6 hereof; and

                  (c) In connection with all representations and warranties relating to the Leasehold Property, Seller shall not have been required to carry out any Land Charges searches, Local Land Charges searches, Commons Registration searches, HM Land Registry searches or Index Map searches and shall not have made any other enquiries.

         3.2 ORGANIZATION AND QUALIFICATIONS OF SELLER. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of England and Wales with full corporate power and authority to own or lease its properties and to conduct its Business in the manner and in the places where such properties are owned or leased or such Business is currently conducted or proposed to be conducted. Seller has no subsidiaries.

         3.3      AUTHORITY OF SELLER.

                  (a) Each of Seller and Seller Guarantor has or has received full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller or Seller Guarantor, respectively, pursuant to this Agreement. The execution, delivery and performance by Seller and Seller Guarantor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Seller and Seller Guarantor, respectively, and their respective shareholders, if required, and no other action on the part of Seller or Seller Guarantor, or their respective shareholders, is required in connection therewith.

                  (b) This Agreement and each agreement, document and instrument executed and delivered by Seller and Seller Guarantor pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Seller and Seller Guarantor, respectively, enforceable in accordance with their terms. The execution, delivery and performance by Seller and Seller Guarantor of this Agreement and each such agreement, document and instrument:

                           (i)      does not and will not violate any provision
of the Memorandum of Association of Seller or the Certificate of Incorporation and By-laws of Seller Guarantor;

                           (ii)     does not and will not violate any laws of
England and Wales, the United States, or, to the best of its knowledge, any nation, state or other jurisdiction applicable to Seller or Seller Guarantor;

                           (iii)    does not require Seller or Seller Guarantor
to obtain any approval, consent or waiver other than Required Consents or make any filing prior to or on the Closing Date or, solely as a result of the consummation of the transactions contemplated by this Agreement, following the Closing Date with any person or entity (governmental or otherwise) that has not been obtained or made; and

                           (iv)     does not and will not result in a breach of,
constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Seller or Seller Guarantor is a party or by which the property of Seller or Seller Guarantor is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets.

         3.4      FREEHOLD, LEASEHOLD AND PERSONAL PROPERTY.

                  (a)      FREEHOLD PROPERTY.  Seller owns no freehold property.

                  (b) LEASEHOLD PROPERTY. Seller hereby makes the following representations and warranties with respect to all those leasehold premises known as Unit 22 Phase I Cambridge Science Park, Milton Road, Cambridge CB4 4FJ England, comprised in a lease (the "Seller Lease") dated September 30, 1974 made between the Master Fellows and Scholars of Trinity College, Cambridge ("Trinity College"), LKB Biochrom Limited and LKB Instruments Limited (the "Leasehold Property"), with the exceptions set forth in the disclosure letter attached hereto as SCHEDULE 3.4(b):

                           (i)      TITLE. Seller has not received notice from
the freehold owner of Cambridge Science Park to suggest that it has anything other than a good and marketable title to the Leasehold Property and is legally and beneficially entitled to the same;

                           (ii)     EXISTING USE. The Existing Use is the design
manufacture and distribution of scientific instruments accessories and spare parts application software and chemicals;

                           (iii)    ENCUMBRANCES.

                                    (A)      to Seller's knowledge, the
Leasehold Property and the title deeds and documentation relating thereto are not subject to any charge, debenture (whether fixed or floating), option, right of pre-emption, agreement for sale, overriding interest (as defined in Section 70 of the Land Registration Act 1925) or any other encumbrance nor is there any person in possession or occupation of or who has or claims any right of any kind in respect of the Leasehold Property adversely to the estate, interest, right or title therein of Seller;

                                    (B)      to Seller's knowledge, there are no
rights, interests, covenants, restrictions, reservations, licences or easements nor any disputes or outstanding notices (whether given by a landlord, a local authority or any other person) nor (without prejudice to the generality of the foregoing) any other matters or things which adversely affect the value of the Leasehold Property or the proper use and enjoyment of the Leasehold Property for the purpose of the Business now being carried on at the Leasehold Property by Seller;

                                    (C)      to Seller's knowledge, there are no
lawfully enforceable restrictions or prohibitions which restrict or prohibit the Existing Use of the Leasehold Property; and

                                    (D)      the Leasehold Property is not
subject to the payment of any outgoings other than the usual rates and taxes and all sums due to date in respect thereof have been paid;

                           (iv)     ACCESS AND SERVICES.

                                    (A)      to Seller's knowledge, the
Leasehold Property enjoys access and egress over roads and footpaths which have been adopted by the appropriate highway authority and are maintainable at the public expense;

                                    (B)      the Leasehold Property is served by
water, electricity, gas and telephone utilities and to Seller's knowledge, drains foul sewage and surface water to public sewers. Either the pipes, sewers, wires, cables, conduits and other conducting media serving the Leasehold Property connect directly to the mains without passing through land in the occupation or ownership of any other person or, if they do not, the Leasehold Property has the benefit of all necessary easements and rights for the maintenance and use thereof and such rights are held on terms which do not entitle any person to terminate or curtail the same; and

                                    (C)      to the knowledge of Seller, the
Leasehold Property has the benefit of all other easements and rights necessary for the proper use and enjoyment of the Leasehold Property for the purposes of the Business now being carried on at the Leasehold Property by Seller and such easements and rights are held on terms which do not entitle any person to terminate or curtail the same;

                           (v)      PLANNING.

                                    (A)      Seller has not received any notice
advising that the Existing Use is in breach of the permitted use under the Town and Country Planning legislation (which term includes the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 or is of a temporary or personal nature.

                                    (B)      to the knowledge of Seller, all
development carried out in relation to the Leasehold Property since the commencement of the lease has been lawful and all necessary consents and permissions have been obtained for such development;

                                    (C)      to the knowledge of Seller, the
consents and permissions referred to in paragraph (v)(B) above are valid, subsisting and unimpeachable and are also either unconditional or subject only to conditions which have been satisfied so that nothing further remains to be done thereunder;

                                    (D)      Seller has not received notice
confirming that any resolution, proposal, order or act has been made or is contemplated for the compulsory acquisition of the Leasehold Property by the local or any other authority nor to the knowledge of Seller is there any outstanding order, notice or other requirement of any such authority that affects the Existing Use or involves expenditure in compliance with it nor has Seller received notice that there any other circumstances which may result in any such order or notice being made or served or which may otherwise affect the Leasehold Property;

                                    (E)      no compensation has been received
consequent upon a refusal of any planning permission affecting the Leasehold Property and applied for by Seller or the imposition of any restrictions in any such planning permission and no such planning permission is suspended; and

                                    (F)      Seller has not received notice
confirming that any of the buildings or other structures or erections on the Leasehold Property have been listed under Section 1 of the Planning (Listed Buildings and Conservation Areas) Act 1990 nor to the knowledge of Seller has the relevant local authority authorised the service of any building preservation notice under Section 3 of the Planning (Listed Building and Conservation Areas)

Act 1990 or any repairs notice under Section 48 of the Planning (Listed Buildings and Conservation Areas) Act 1990 in respect of the Leasehold Property or any building structure or erection thereon and Seller has not received notice that the relevant local authority has made or resolved to make any noise abatement zone order under Section 63 of the Control of Pollution Act 1974 for the area which includes the Leasehold Property;

                           (vi)     PARTICULARS OF LEASE. Certain particulars of
the Seller Lease are set out in SCHEDULE 3.4(b) attached hereto.

                                    (A)      to Seller's knowledge the Leasehold
Property forms part of the Landlord's ancient possessions; and

                                    (B)      Value Added Tax is chargeable on
the rent and any other payment to be made under the Lease;

                           (vii)    INFERIOR LEASES. Seller holds the Leasehold
Property subject to no inferior leases;

                           (viii)   STATUTORY COMPLIANCE/FIRE CERTIFICATE.

                                    (A)      Seller has not received notice of
any breach of the requirements of the Shops Act 1950 to 1965, the Factories Act 1961, the Offices Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Health and Safety at Work etc. Act 1974 or any other legislation, regulations, orders notices or directions made thereunder which affect the Leasehold Property; and

                                    (B)      where required a fire certificate
has been issued in respect of the Leasehold Property. Seller has not received notice that the Leasehold Property does not comply in all material respects with current fire regulations affecting the Leasehold Property and nor has Seller received notice that the current requirements of the insurers of the Leasehold Property have not been complied with; and

                           (ix)     CONDITION AND REPAIR.

                                    (A)      to Seller's knowledge, there are
(and there have been) no structural or other material defects in respect of the buildings and structures at or comprising the Leasehold Property or any parts thereof other than those contained or referred to in a survey report of February 1996 commissioned by Seller and carried out by JSS Cardoe; and

                                    (B)      to Seller's knowledge, there are no
latent or patent defects in the buildings and structures on or comprising the Leasehold Property and in the construction thereof or any alterations thereto none of the following materials were used:

                                             (I)      high alumina cement in
structural elements;

                                             (II)     wood wool slabs in
permanent formwork to concrete or in structural elements;

                                             (III)    calcium chloride in
admixtures for use in reinforced concrete;

                                             (IV)     asbestos or asbestos
containing products as defined in the Asbestos Regulations 1969 and 1987;

                                             (V)      naturally occurring
aggregates for use in reinforced concrete which do not comply with British Standard Specification 882: 1983 and naturally occurring aggregates for use in concrete which do not comply with the provisions of British Standard Specification 8110: 1985;

                                             (VI)     urea formaldehyde foam or
materials which may release formaldehyde in quantities which may be hazardous with reference to the limits set from time to time by the Health and Safety Executive;

                                             (VII)    materials which are
generally comprised of mineral fibres either man-made or naturally occurring which have a diameter of 3 microns or less or which contain fibre not sealed or otherwise stabilised to ensure that fibre migration is prevented; or

                                             (VIII)   any other materials not
in accordance with good design standards and good building practice at the time of construction of any such buildings.

                  (c) PERSONAL PROPERTY. A list of the machinery, equipment and other fixed assets (including, without limitation, any improvements to the Leasehold Property) owned by Seller having an original purchase value of $1,000 or more is set forth in SCHEDULE 3.4(c). Except as specifically disclosed in said Schedule, Seller has good and marketable title to all of its tangible personal property. None of such personal property is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance, fixed charge or floating charge that has crystallized, or other charge except as specifically disclosed in said Schedule. Except as otherwise specified in
SCHEDULE 3.4(c), all machinery, equipment and other tangible property listed in
SCHEDULE 3.4(c) is in good working order, ordinary wear and tear excepted, has been well maintained, and substantially complies with applicable laws, ordinances and regulations.

                  (d) The Subject Assets will be sufficient to allow Buyer to conduct the Business subsequent to the Closing and, at the Closing, title to the Subject Assets will pass to Buyer free and clear of all mortgages, pledges, liens, encumbrances and charges of any kind, other than those Subject Assets that are the subject matter of any of the Required Consents that have not been obtained at or prior to the Closing.

                  (e)      Seller represents that those assets referred to in
Section 2.1(a)(xvi), together with any other Subject Assets (other than those contracts requiring consent as set forth on SCHEDULE 2.10 hereof) that are not transferable to Buyer (whether as a result of requiring consent or otherwise) are not, individually or in the aggregate, material to Seller's Business.

         3.5      FINANCIAL STATEMENTS AND ORDINARY COURSE.

                  (a) Seller has delivered to Buyer the following financial statements, copies of which are attached hereto as SCHEDULE 3.5:

                           (i)      Balance sheets of Seller for its fiscal
years ending on December 31, 1995, December 31, 1996 and December 31, 1997 and statements of income, retained earnings and cash flows for each of the three (3) years then ended, with appropriate footnotes, accompanied by Coopers & Lybrand, L.L.P.'s, independent public accountants, opinion.

                           (ii)     Balance sheet of Seller as of June 30, 1998
(herein, the "Base Balance Sheet").

                  (b) Said financial statements have been prepared in accordance with the requirements of the Companies Act 1985 (so far as applicable) and good accounting principles and practices generally accepted at the date hereof in the United Kingdom, are complete and correct in all material respects and present fairly in all material respects the financial condition of Seller at the dates of said statements and the results of its operations and its cash flows for the periods covered thereby, all subject to the matters set forth or referenced in said disclaimer opinions.

                  (c) Since the date of the Base Balance Sheet, Seller has conducted its Business only in the ordinary course and consistently with its prior practices.

         3.6 TAXES. Seller has paid or caused to be paid all United Kingdom taxes, including, without limitation, advanced corporation taxes, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income with respect to the Subject Assets, Seller's Business and the Assumed Liabilities (in respect to Seller's Business and the Assumed Liabilities, if in arrears prior to the Closing Date) and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (other than any stamp duty or value added or other taxes payable by Buyer in connection with the transactions contemplated by the Agreement) (the "Taxes") required to be paid by it through the date hereof whether disputed or not.

         3.7 COLLECTIBILITY OF NON-AP BIOTECH ACCOUNTS RECEIVABLE. All of the Non-AP Biotech Receivables of Seller, including without limitation those listed on SCHEDULE 3.7, or existing at the date hereof are or will be at the Closing valid and enforceable claims. The

Non-AP Biotech Receivables are fully collectible and subject to no setoff or counterclaim. Seller has no loan receivables from employees, directors or unaffiliated third parties.

         3.8 INVENTORY. The Inventory has been maintained by Seller at levels consistent with the ordinary course of Seller's Business, consistent with past practice. The Inventory reflects write-offs or write-downs to realizable values in the case of items which are excessive or have become obsolete, such write-offs or write-downs to be calculated in accordance with the methodology indicated on EXHIBIT 2.3(c). The values of the Inventory stated in the Base Balance Sheet and the December 31 Statement were prepared by Seller in accordance with EXHIBIT 2.3(c). Purchase commitments for raw materials and parts are not in excess of normal requirements and have not been made at prices materially in excess of market prices at the time of the purchase commitment. All Inventory is located on the Leasehold Property. Since the date of the Base Balance Sheet, no Inventory items have been sold or disposed of except through sales in the ordinary course of business.

         3.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3.9, since the date of the Base Balance Sheet there has not been:

                  (a) Any change in the financial condition, revenues, properties, assets, liabilities, business or operations of Seller which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to Seller;

                  (b) Any mortgage, encumbrance or lien placed on any of the properties of Seller which remains in existence on the date hereof or will remain on the Closing Date;

                  (c) Any known obligation or liability of any nature incurred by Seller, whether accrued, absolute, contingent, potential or otherwise, asserted or unasserted (including, without limitation, liabilities for Taxes due or to become due (other than any such Taxes which, following the Closing, will be the sole responsibility of Seller) or liabilities relating to products or services provided by Seller or the conduct of Seller's Business since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), other than obligations and liabilities incurred in the ordinary course of business (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

                  (d) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Seller other than in the ordinary course of business;

                  (e) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or Business of Seller;

                  (f) Any labor trouble or claim of unfair labor practices involving Seller; and, except as set forth on SCHEDULE 3.9 or SCHEDULE 3.24, any change in the compensation payable or to become payable by Seller to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

                  (g) Any change with respect to the officers or management employees of Seller;

                  (h) Any change in accounting methods or practices, credit practices or collection policies used by Seller;

                  (i) Any declaration, setting aside or payment of any dividend by Seller, or the making of any other distribution in respect of the share capital of Seller, other than with respect to a dividend or distribution made solely in cash, or any direct or indirect redemption, purchase or other acquisition made solely in cash by Seller of its own share capital;

                  (j) Any payment or discharge of a material lien or liability of Seller which was not shown on the Base Balance Sheet or was not incurred in the ordinary course of business thereafter;

                  (k) Any obligation or liability incurred by Seller to any of its officers, directors or employees, or any loans or advances made by Seller to any of its officers, directors or employees, except normal compensation and expense allowances payable to officers, directors or employees;

                  (l) Any transaction with a party affiliated with Seller, other than sales to AP Biotech in the normal course of Seller's Business;

                  (m) Any other transaction entered into by Seller other than transactions in the ordinary course of Seller's Business; or

                  (n) Any agreement or understanding whether in writing or otherwise, for Seller to take any of the actions specified in paragraphs (a) through (m) above.

         3.10     INTELLECTUAL PROPERTY.

                  (a) Except as described in SCHEDULE 3.10 or SCHEDULE 3.11(k), Seller has exclusive ownership or has a licence to use all of the Intellectual Property used in Seller's Business as presently conducted. Except as set forth on SCHEDULE 3.10 or SCHEDULE 3.11(k), Seller's rights in all of such Intellectual Property are freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of

Seller in respect thereof; and, except as set forth on SCHEDULE 3.10, Seller has the right to use, free and clear of claims or rights of other persons, the Customer Lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its Business as presently conducted. None of the Intellectual Property has been, or will be, charged, mortgaged or otherwise encumbered by Seller.

                  (b) All trademarks and common law copyrights which are owned by or licensed to Seller or used by Seller in its Business as presently conducted are listed in SCHEDULE 3.10. Seller owns no patents, registered copyrights or registered designs and has no pending applications to register any patents, copyrights, designs or trademarks. All of Seller's trademark registrations have been duly registered in, filed in or issued by the appropriate offices in the countries identified on said Schedule.

                  (c) All licenses or other agreements under which Seller is granted rights in the intellectual property of others are listed in SCHEDULE 3.11(k). Except as stated in SCHEDULE 3.11(k), all said licenses or other agreements are in full force and effect, Seller is not in default under any such licenses or other agreements described in said Schedule and has no knowledge of conditions or facts which with notice or the passage of time, or both, would constitute a default, and, except as set forth on SCHEDULE 2.10 or SCHEDULE 3.11(k), all of the rights of Seller thereunder are freely assignable and will be assigned to Buyer at the Closing. Except as set forth on SCHEDULE 3.11(k), to the best of Seller's knowledge, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. Seller has provided or made available to Buyer true and complete copies of all such licenses or other agreements, and any amendments thereto. SCHEDULE 3.11(k) specifically references those licenses and agreements which Seller is unable to locate and therefore have not been provided to Buyer.

                  (d) In relation to registered rights, all registrations forming part of the Intellectual Property have been maintained and all renewal fees have been paid on time. Seller has received no adverse opinion (whether from the registry concerned or its advisor) or notice of opposition in relation to any such application.

                  (e) Seller has no licenses, authorizations (whether express or implied) or other agreements under which Seller has granted rights to others in Intellectual Property.

                  (f) Seller has required all of its employees to execute agreements under which such employees are required to maintain the confidentiality of any information concerning the Business, transactions, secrets or affairs of Seller or of any of its customers or suppliers during or after termination of their employment.

                  (g) Seller has no knowledge of any infringement by others of any of its Intellectual Property rights.

                  (h) Seller's activities and products do not infringe any intellectual property rights of any other person. No proceeding charging Seller with infringement of any adversely held intellectual property rights has been filed or is threatened to be filed and Seller has not received notice of any breach and is not aware of any dispute or claim in relation to the Intellectual Property or any other intellectual property. To the best of Seller's knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or Business of Seller. Seller is not making unauthorized use of any confidential information or trade secrets of any person, including, without limitation, any former employer of any past or present employee of Seller. Except as set forth in SCHEDULE 3.10, neither Seller nor, to the best of Seller's knowledge, any of its employees have any agreements or arrangements with any persons other than Seller related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of its employees on behalf of Seller do not violate any such agreements or arrangements known to Seller which any such employees have with other persons.

         3.11 CONTRACTS. Except for contracts, commitments, plans, agreements and licenses described in SCHEDULE 3.11, Seller is not a party to or subject to:

                  (a) any plan or contract providing for bonuses, options, share purchases, deferred compensation, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                  (b) any employment contract or contract for services which requires the payment of more than $10,000 annually or which is not terminable within 30 days by Seller without liability for any penalty or severance payment;

                  (c) any contract or agreement for the purchase of any commodity, material or equipment, except purchase orders in the ordinary course for less than $10,000 each, such purchase orders not exceeding $20,000 in the aggregate;

                  (d) any other contracts or agreements creating any obligations of Seller of $10,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

                  (e) any contract or agreement providing for the purchase of all or substantially all of Seller's requirements of a particular product from a supplier;

                  (f) any contract or agreement being assigned hereunder involving more than $10,000 which by its terms does not terminate or is not terminable without penalty by Seller or any successor or assign within one year after the date hereof;

                  (g) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

                  (h) any contract with any sales agent or distributor of products of Seller;

                  (i) any confidentiality agreement or contract containing covenants limiting the freedom of Seller to compete in any line of business or with any person or entity;

                  (j) any contract or agreement for the purchase of any fixed asset for a price in excess of $1,000 whether or not such purchase is in the ordinary course of business;

                  (k) any license agreement (as licensor or licensee) or agreement relating to Buyer Purchased Intellectual Property;

                  (l) any indenture, mortgage, promissory note, loan agreement, credit agreement or arrangement, guaranty or other agreement or commitment for the borrowing of money; or

                  (m) any contract or agreement (other than an employment agreement listed on SCHEDULE 3.11 or not required to be so listed) with any officer, employee or director. There are no agreements between Seller and any shareholder of Seller or with any persons or organizations controlled by or affiliated with any of them that are material, individually or in the aggregate, to Seller's Business.

         Seller is not in default under any such contracts, commitments, plans, agreements or licenses described in SCHEDULE 3.11 and, except as expressly disclosed on SCHEDULE 3.11, Seller has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default. Except as set forth on SCHEDULE 2.10 and SCHEDULE 3.11, all such contracts, plans, commitments, agreements and licenses and any other contracts or agreements included within the Subject Assets are freely assignable and will be assigned to Buyer at the Closing. Seller has provided or made available to Buyer true and complete copies of all such contracts, commitments, plans, agreements or licenses described in SCHEDULE 3.11, and any amendments thereto. SCHEDULE 3.11 specifically references those contracts, commitments, plans, agreements or licenses which Seller is unable to locate and therefore have not been provided to Buyer.

         3.12 LITIGATION. There is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller or its affiliates which may have any adverse effect on the properties, assets, prospects, financial condition or business of Seller or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         3.13 COMPLIANCE WITH LAWS. Seller is in compliance in all material respects with all applicable statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any English or other governmental authority which apply to Seller or to the conduct of its Business, and Seller has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

         3.14 INSURANCE. The physical properties and assets of Seller are insured to the extent disclosed in SCHEDULE 3.14 and all such insurance policies are disclosed in said Schedule. Said insurance policies are in full force and effect, all premiums with respect thereto are currently paid, and Seller is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the Business engaged in by Seller prior to the Closing.

         3.15 POWERS OF ATTORNEY. Seller has not granted powers of attorney which are presently outstanding with respect to the Subject Assets.

         3.16 FINDER'S FEE. Seller has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement or any other agreement contemplated hereby, except with respect to a fee due to John Sharrock, Inc., which fee will remain an obligation of Seller and be payable by Seller and will not be included in either the Subject Assets or in the Assumed Liabilities hereunder.

         3.17 PRODUCT LIABILITY OR OTHER CLAIMS. There are no existing or, to the best of Seller's knowledge, threatened product or service liability or other similar claims, or to the best of Seller's knowledge, any facts upon which a material claim of such nature could be based, against Seller for products or services which are defective.

         3.18     GOVERNMENTAL APPROVALS; ORDERS AFFECTING THE BUSINESS.
SCHEDULE 3.18 lists all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") which are, to the best of Seller's knowledge, required from English authorities in order for Seller to conduct its Business. To the best of Seller's knowledge, all such Approvals are valid and in full force and effect, and Seller is operating in compliance therewith. Such Approvals include, but are not limited to, those required under the laws of England and Wales pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as disclosed in SCHEDULE 3.18, to the best of Seller's knowledge, all such Approvals will be available to Buyer and remain in full force and effect upon Buyer's purchase of the Subject Assets, and, to the best of Seller's knowledge, no further Approvals will be required for Buyer to conduct Seller's Business as currently conducted by Seller subsequent to the Closing. Seller is not subject to or bound by any judgment, decree or order which may materially and adversely affect its business or prospects, its condition, financial or otherwise, or any of its assets or properties.

         3.19 COPIES OF DOCUMENTS. Seller has made available for inspection and copying by Buyer and its counsel complete and correct copies of all documents referred to in the Schedules to this Agreement. Such Schedules specifically reference those documents which Seller is unable to locate and therefore have not been provided to Buyer.

         3.20 TRANSACTIONS WITH INTERESTED PERSONS. To the best of Seller's knowledge, no officer, management employee or director of Seller or any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor, distributor or supplier of Seller or any organization which has a material contract or arrangement with Seller.

         3.21     PENSION SCHEME. All capitalized terms used in this Section
3.21 not otherwise defined in this Agreement shall have the meanings ascribed to them in EXHIBIT 2.14 attached hereto.

                  (a) Particulars of the Transferring Scheme have been disclosed including true and complete copies of the following in relation to each pension scheme:

                           (i)      trust deeds and rules and all other deeds;

                           (ii)     booklets currently in force and any
                                    subsequent announcements to scheme
                                    members;

                           (iii) latest finalized actuarial valuation together with any subsequent valuation in draft and any subsequent written actuarial advice not included in such valuations;

                           (iv) details of all Transferring Employees (including dates of birth, sex, entry and current salary and pensionable salary and name of employer);

                           (v)      details of contributions by the
                                    Transferring Employees and the employer
                                    in respect of them in the last three
                                    years;

                           (vi) latest Transferring Scheme accounts and trustee reports;

                           (vii)    evidence of Inland Revenue approval;

                           (viii)   contracting-out certificate;

                           (ix) insurance policies and certificates and details of premiums paid; and

                           (x) details of ex-gratia pensions and any discretionary increases in benefits given in respect of any Transferring Employee in the last three years.

         Other than as disclosed there are no other pension schemes for current or past directors or employees of Seller who will be transferring to the employment of Buyer on the Closing Date.

                  (b)      In relation to the Transferring Scheme:

                           (i)      no power to augment benefits has been
                                    exercised;

                           (ii) no discretion has been exercised to admit an employee to membership of the pension scheme who would not otherwise be eligible;

                           (iii)    no discretion has been exercised to
                                    provide a benefit which would not
                                    otherwise be provided;

                           (iv) all benefits (other than a refund of contributions with interest where appropriate) payable under the Transferring Scheme on the death of a member while in an employment to which the Transferring Scheme relates or during a period of sickness or disability of a member are fully insured by a policy with an insurance company of good repute. Each member has been covered for insurance by the insurance company at its normal rates and on its normal terms for persons in good health and all premiums payable have been paid;

                           (v)      there are no contributions to the
                                    Transferring Scheme which are due but
                                    unpaid and have remained unpaid for more than one month and in any event contributions have been paid which are at least equal to and by the due date specified in the schedule of contributions under Section 58 of the Pensions Act;

                           (vi) no take-over protection provision will be triggered by the Closing Date; and

                           (vii) no amendment has been made in contravention of Section 67 of the Pensions Act.

                  (c)      The Transferring Scheme:

                           (i)      is approved by the Board of Inland
                                    Revenue for the purposes of Chapter I of
                                    Part XIV of the Income and Corporation
                                    Taxes Act 1988;

                           (ii)     is established under irrevocable trusts;
                                    and

                           (iii)    has been administered in accordance with:

                       (A) the preservation requirements under the Pensions Schemes Act 1993;

                       (B) the equal access requirements of the Pensions Schemes Act 1993;

                       (C) the contracting-out requirements of the Pensions Schemes Act 1993 (where applicable);

                       (D)     the Pensions Schemes Act 1993; and

                       (E) all other applicable laws (including Article 119 of the Treaty of Rome save in respect of guaranteed minimum pensions), regulations and requirements of any competent governmental body or regulatory authority and the trusts and rules of the Transferring Scheme.

              (d) No claim has been threatened or made or litigation commenced against the trustees or administrator of the Transferring Scheme or against Seller or any other person whom Seller is or may be liable to indemnify or compensate in respect of any matter arising out of or in connection with the Transferring Scheme. So far as Seller is aware there are no circumstances which may give rise to any such claim or litigation. There are no unresolved disputes under the Transferring Scheme's internal dispute resolution procedure.

      3.22    ENVIRONMENTAL MATTERS.

              (a) Seller represents and warrants that Seller's Business, the Subject Assets and the Leasehold Property comply with, and the Subject Assets and the Leasehold Property have been used in compliance with, all applicable Environmental Laws and that none of Seller's Business, any of the Subject Assets or the Leasehold Property is or has been the subject of any existing, pending or threatened judgment, consent decree, compliance order, administrative order, investigation or inquiry by any governmental authority or subject to any remediation obligation under any Environmental Laws and, so far as Seller is aware, there exist no circumstances that could give rise to any of the foregoing. Seller further represents and warrants that Seller's Business, the Subject Assets and the Leasehold Property comply in all material respects with all applicable occupational health and safety regulations and similar worker safety rules and regulations. SCHEDULE 3.22 sets forth a list of the chemicals used by Seller prior to the Closing and details the internal procedure for the disposal of chemicals. The use and disposal of such chemicals by Seller has been in compliance with all applicable Environmental Laws at all times prior to the Closing Date.

              (b) Seller has disclosed to Buyer copies of: (i) the Due Diligence Report relating to Pharmacia Biotech (Biochrom) Limited, Cambridge
(UK), prepared by Alfredo

Ricci dated March 11, 1997; and (ii) the Due Diligence Follow-Up Report relating to Pharmacia Biotech (Biochrom) Limited, Cambridge (UK), prepared by Finbarr Fitzgerald on or about August 6, 1998.

              (c) "Environmental Laws" shall mean any environmental or health and safety-related laws, regulations, rules, ordinances, or by-laws of England and Wales, whether existing as of the date hereof or previously in force.

      3.23 OFFICERS. SCHEDULE 3.23 contains a true and complete list of the officers and directors of Seller immediately prior to the Closing.

      3.24    EMPLOYEES.

              (a) SCHEDULE 3.24 contains a list of all current managers and employees of Seller who, individually, have received or are scheduled to receive compensation, benefits, bonus, incentive schemes, commission, periods of notice, pension, voluntary pension, annuities, rights under any retirement benefits, life assurance or a hospital insurance scheme from Seller for the fiscal year ending December 31, 1998 or December 31, 1999, listing the gross compensation (including any bonuses) each such person received and/or is scheduled to receive for the fiscal year ended December 31, 1998 and the fiscal year ending December 31, 1999, respectively, and their job title or position. Except as set forth on SCHEDULE 3.24, all such managers and employees were employed by Seller as of the Closing Date (those persons so employed, the "Employees"). In addition, except as set forth on SCHEDULE 3.24, none of the Employees is a party to any employment agreement or other employment arrangement with Seller other than Seller's standard employment agreement, a copy of which is attached to SCHEDULE 3.24. Seller has no contracts or agreements (whether written or oral) with consultants other than consulting relationships terminable at will by Seller without payment of any fees, penalties or other amounts by Seller.

              (b) There is no dispute between Seller and any of the Employees or any trades union existing or pending at the date of this Agreement and so far as Seller is aware there are no circumstances likely to give rise to the same.

              (c) The Employees are the only employees of Seller whose contract of employment will have effect as if originally made with Buyer by reason of the Employment Regulations.

              (d) There is no agreement or arrangement between Seller and any trades union. Seller has informed and consulted the appropriate representatives of the Employees.

              (e) Other than with respect to gross compensation to be paid to the Employees for the fiscal year ending December 31, 1999, which are set forth on SCHEDULE 3.24, since June 30, 1998, no change has been made in the rates of remuneration, emoluments, benefits or other terms of employment of any of the Employees.

              (f) None of the Employees has given or received notice terminating his employment, nor will any of the Employees be entitled to give notice as a result of the provisions of this Agreement.

              (g) Except as set forth on SCHEDULE 3.24, there is not in existence any written or unwritten contract of employment with any Employee (or any contract for services with any person) which cannot be terminated by three
(3) months' notice or less without giving rise to a claim for damages or compensation (other than a redundancy payment and/or statutory compensation for unfair dismissal).

              (h) Except as set forth on SCHEDULE 3.24, there are no dispensations agreed with or notifications under Section 166 of the Taxes Act 1988 issued by the Inland Revenue which are currently in force in relation to the Employees.

              (i) There are no inquiries or investigations, existing, pending or threatened, affecting Seller's Business by the Equal Opportunities Commission or the Commission for Racial Equality.

      3.25 CUSTOMERS, DISTRIBUTORS AND SUPPLIERS. SCHEDULE 3.25 is a true and complete list of the customers, distributors and suppliers of Seller's Business to whom Seller made payments or to whom Seller has shipped products and issued invoices, as the case may be, aggregating $20,000 or more during the fiscal year ended December 31, 1998, showing, with respect to each, the name, address and volume in British Pounds Sterling involved (the "Customers, Distributors and Suppliers"). Except as set forth on SCHEDULE 3.25, the relationships of Seller with its Customers, Distributors and Suppliers are good commercial working relationships and there have been no material adverse changes to any of such relationships during said period.

      3.26    VEHICLES.  Except as set forth in SCHEDULE 3.26:

              (a) the Vehicles are duly licensed and are, to the best of Seller's knowledge, capable of being properly used for the purposes of Seller's Business, roadworthy and maintained in a serviceable condition;

              (b) all forms of taxation payable by Seller in respect of the Vehicles have been fully paid; and

              (c) the Vehicles have, to the best of Seller's knowledge, been annually tested and passed as fit for service by the Department of Transport.

      3.27 DISCLOSURE. The representations, warranties and statements of Seller contained in this Agreement and in the certificates, exhibits and schedules delivered by Seller pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not, to the best of Seller's knowledge, omit to state a material fact known to Seller required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts known to Seller which presently or in the future will have a material adverse affect on the business, properties, operations or condition of Seller which have not been disclosed herein or in a Schedule furnished herewith, other than general economic, industry and political conditions affecting the industries in which Seller operates.

                              4. COVENANTS OF SELLER

      4.1 MAKING OF COVENANTS AND AGREEMENTS. Seller hereby makes the covenants and agreements set forth in this Section 4.

      4.2 NOTICE OF DEFAULT. Promptly upon the occurrence of, or promptly upon Seller becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Seller prior to the date hereof, of any of the representations, warranties or covenants of Seller contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Seller shall give detailed written notice thereof to Buyer and shall use its best efforts to prevent or promptly remedy the same.

      4.3 CONSUMMATION OF AGREEMENT. Seller shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

      4.4     NOTICE TO THIRD PARTIES.

              (a) After the Closing, Seller shall notify any and all persons or entities in possession of Off-Site Assets that title thereto has passed to Buyer, such Off-Site Assets are then owned by Buyer, and such persons and entities thereafter shall look solely to Buyer with respect to the ownership thereof and for instructions with respect thereto.

              (b) After the Closing, at the request of Buyer, Seller and Buyer shall send a jointly executed letter to those persons and entities as Buyer may request notifying such persons or entities of the consummation of the transactions contemplated by this Agreement, such letter to be substantially in the form of EXHIBIT 4.4.

      4.5     PROTECTION OF GOODWILL.

              (a) As further consideration for Buyer agreeing to purchase the Subject Assets from Seller on the terms herein contained and with the intent of assuring to Buyer the Goodwill, Seller and Seller Guarantor hereby undertake to Buyer that (except with the prior written consent of Buyer) Seller and Seller Guarantor shall not, either solely or jointly with any person or entity, directly or indirectly, at any time within a period of two (2) years from the Closing Date, in the United Kingdom of Great Britain and Northern Ireland (or any other country in which Seller or any of its distributors has done business within the twelve (12) months preceding the Closing Date):

                    (i) carry on or be engaged in the manufacture, distribution or sale of any products of the same type which have been manufactured, distributed or sold in the normal course of Seller's Business at any time during the twelve (12) months preceding the Closing Date and which are still manufactured, distributed or sold by Buyer at the relevant time; or

                    (ii) employ or solicit any of the Employees or entice any of the Employees to decline employment with Buyer pursuant to Section 3.24 or to terminate their employment with Buyer.

              (b) Notwithstanding clause (a)(i) above, nothing in this Agreement shall prevent Seller Guarantor from:

                    (i)   engaging in the manufacture, distribution or sale of:
(A) mass spectrometers and related products or instruments in which mass spectrometry technology is utilized; (B) chromatography instruments and related products or instruments in which spectrophotometer technology is utilized; or
(C) electrophoresis instruments and related products or instruments in which electrophoresis technology is utilized, including without limitation DNA sequencing instruments; and

                    (ii) subject to the last sentence of this clause (b)(ii), acquiring, being acquired by, or merging (in each case whether by sale of stock, assets, or otherwise) with a company that sells spectrophotometers or amino acid analyzers (a "Subject Company"); PROVIDED, HOWEVER, that Seller Guarantor shall notify Buyer that it has entered into such a transaction within thirty (30) days following the consummation of such transaction. Notwithstanding the foregoing, (a) Seller Guarantor may not enter into such a transaction with a Subject Company whose sales of spectrophotometers or amino acid analyzers accounted for greater than fifty percent (50%) of the Subject Company's gross revenues with respect to its most recently completed fiscal year (a "Significant Portion") and (b) in the event that Seller Guarantor enters into such a transaction with a Subject Company whose sales of spectrophotometers or amino acid analyzers does not constitute a Significant Portion of such Subject Company's business, then Seller Guarantor shall use commercially reasonable efforts to dispose of that portion of such Subject Company's business that sells spectrophotometers or amino acid analyzers.

              (c) While each of the undertakings contained in Section 4.5(a) above is considered by the parties to be reasonable, if any such undertaking should be held invalid as an unreasonable restraint of trade or for any other reason but would have been held valid if part of the wording thereof had been deleted or the period thereof reduced or the range of activities or area dealt with thereby reduced in scope, said undertaking shall apply with such modifications as may be necessary to make them valid and effective.

              (d) Each undertaking contained in Section 4.5(a) above shall be read and construed independently of the other undertakings therein contained so that if one or more should be held to be invalid as an unreasonable restraint of trade or for any other reason whatsoever then the remaining undertakings shall be valid to the extent that they are not held to be so invalid.

              (e) The benefit of the undertakings contained in Section 4.5(a) above may be assigned in whole or in part by Buyer in accordance with Section 11.6.

              (f) The undertakings contained in Section 4.5(a) above are given by each of Seller and Seller Guarantor for itself and (on the basis that references to Seller or Seller Guarantor were treated as references to the company concerned) on behalf of each company which is a member of the group of companies to which Seller or Seller Guarantor belongs (formed by itself, its holding company and any subsidiary of itself or any such holding company, as such expressions are defined in the Companies Act 1985); and Seller and Seller Guarantor hereby warrant to Buyer that each of Seller and Seller Guarantor, respectively, has been duly authorized so to undertake. The preceding notwithstanding, the undertakings contained in Section 4.5(a) above do not apply to AP Biotech or any entity that, directly or indirectly, is wholly-owned, or has not less than a majority of its voting power or economic interests owned, by Amersham Pharmacia Biotech Ltd. (each, an "AP Biotech Affiliate"), as similar undertakings with respect to AP Biotech or any AP Affiliate are expressly contained in the Distribution Agreement.

      4.6 CONFIDENTIALITY. Seller and Seller Guarantor agree that, after the Closing has been consummated, Seller, Seller Guarantor, and their respective officers, directors, agents, representatives and employees and affiliates (other than the Employees) will hold in strict confidence, and will not distribute or make available, any confidential or proprietary data or information of Seller that is used in connection with or related to Seller's Business, except:

              (a) information which, as of the date hereof, is published or otherwise generally available to the public;

              (b) information which after the date hereof becomes available to the public other than through an act or omission of the parties which is in violation of the provisions hereof;

              (c) information rightfully acquired from a third party which did not obtain such information under a pledge of confidentiality;

              (d) information which is developed by the disclosing party independently of the relationship established by this Agreement; or

              (e) any information which the disclosing party is required to disclose by law (including the regulations of a stock exchange) or court order.

      4.7     INTENTIONALLY OMITTED.

      4.8     VALUE ADDED TAX.

              (a) Buyer hereby represents that it will register under the Value Added Tax Act 1994 as soon as practicable after the Closing. The parties shall use all reasonable endeavors to secure that Section 49(1) of the Value Added Tax Act 1994 and Article 5 of the Value Added Tax (Special Provisions) Order 1995 shall apply to the transfer of Seller's Business hereunder. Accordingly, Seller shall on or about Closing deliver to Buyer all records referred to in the said Section 49 and shall not thereafter make any request to H.M. Customs & Excise for such records to be taken out of the custody of Buyer. Buyer hereby undertakes to preserve such records for such periods as may be required by law.

              (b) If, notwithstanding the provisions referred to above, Seller is required to account to H.M. Customs & Excise for any Value Added Tax on the sale hereunder, Buyer shall pay to Seller such taxation, including any interest and penalties, in addition to the price otherwise agreed, such payment by Buyer to be made forthwith on its payment by Seller to H.M. Customs & Excise or, if later, delivery by Seller to Buyer of invoices for value added tax purposes in respect thereof.

              (c) Seller shall ensure that until Closing all such records are kept and all such returns and payments are made in connection with Seller's Business as may be required by law for the purposes of the enactments relating to Value Added Tax.

              (d) All Value Added Tax payable in respect of goods and services supplied or deemed to be supplied by Seller prior to the Closing Date and all interest payable thereon and penalties attributable thereto shall be paid to H.M. Customs & Excise by Seller.

              (e) In addition to its obligations under Section 4.8 above, Seller shall on or before Closing give to Buyer written notice of the identity of such of the Subject Assets as are capital items covered by the Capital Goods Scheme pursuant to Part VA of the Value Added Tax (General) Regulations 1985 and deliver to Buyer all such information as shall be necessary to enable Buyer to calculate any future adjustments to the deduction of input tax on such Subject Assets.

      4.9 AUDITED FINANCIAL STATEMENTS. Following the Closing, Seller shall, in the ordinary course, complete or cause to be completed its audited financial statements for the fiscal year ended December 31, 1998, with appropriate footnotes, accompanied by Cooper & Lybrand L.L.P.'s, independent public accountant, opinion, and Seller shall provide such financial statements to Buyer promptly thereafter.

                    5. REPRESENTATIONS AND WARRANTIES OF BUYER

      5.1 MAKING OF REPRESENTATIONS AND WARRANTIES. Buyer hereby makes the representations and warranties to Seller contained in this Section 5. For the purposes of this Agreement, references to "knowledge" or "best knowledge" of Buyer or "known" by Buyer or words of similar import, shall be deemed to include such knowledge as any executive officer employed by Buyer at the Closing Date or manager of Buyer actually has.

      5.2 ORGANIZATION OF BUYER. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of England and Wales with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted.

      5.3     AUTHORITY OF BUYER.

              (a) Each of Buyer and Buyer Guarantor has or has received full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer and Buyer Guarantor pursuant to this Agreement (including, without limitation, the Distribution Agreement) and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer and Buyer Guarantor of this Agreement, and each such other agreement, document and instrument (including, without limitation, the Distribution Agreement) have been duly authorized by all necessary corporate action of Buyer and Buyer Guarantor, respectively, and their respective shareholders, if required, and no other action on the part of Buyer or Buyer Guarantor or their respective shareholders is required in connection therewith.

              (b) This Agreement, and each agreement, document and instrument executed and delivered by Buyer and Buyer Guarantor pursuant to this Agreement (including, without limitation, the Distribution Agreement) constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer and Buyer Guarantor enforceable in accordance with their terms. The execution, delivery and performance by Buyer and Buyer Guarantor of this Agreement and each such agreement, document and instrument:

                    (i) does not and will not violate any provision of the Memorandum of Association of Buyer or the Articles of Organization and By-laws of Buyer Guarantor;

                    (ii) does not and will not violate any laws of England and Wales, the United States, or, to the best of its knowledge, any nation, state or other jurisdiction applicable to Buyer or Buyer Guarantor;

                    (iii) does not require Buyer or Buyer Guarantor to obtain any approval, consent or waiver or make any filing prior to or on the Closing Date or, solely as a result of the consummation of the transactions contemplated by this Agreement, following the

Closing Date with any person or entity (governmental or otherwise) that has not been obtained or made; and

                    (iv) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Buyer or Buyer Guarantor is a party or by which the property of Buyer or Buyer Guarantor is bound or affected.

      5.4 FINDER'S FEE. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement or any other agreement contemplated hereby.

                            6. COVENANTS OF BUYER

      6.1 MAKING OF COVENANTS AND AGREEMENT. Buyer hereby makes the covenants and agreements set forth in this Section 6.

      6.2 NOTICE OF DEFAULT. Promptly upon the occurrence of, or promptly upon Buyer becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Buyer prior to the date hereof, of any of the representations, warranties or covenants of Buyer contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Buyer shall give detailed written notice thereof to Seller and shall use its best efforts to prevent or promptly remedy the same.

      6.3 CONSUMMATION OF AGREEMENT. Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

                                7. CONDITIONS

      7.1 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent and the delivery of the following documents:

              (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of Seller contained in Section 3 shall be true and correct as though made on and as of the Closing; Seller shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

              (b) NO MATERIAL CHANGE. There shall have been no material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of Seller since June 30, 1998.

              (c) CERTIFICATE FROM OFFICERS. Seller shall deliver to Buyer a certificate dated as of the Closing to the effect that: (i) the statements set forth in paragraph (a) and (b) above in this Section 7.1 are true and correct; and (ii) all bolts and fastenings attaching plant, machinery or fittings to land or buildings (insofar as included in the sale hereunder) which can safely be undone have been undone so that the same shall be severed at the Closing Date and title thereto shall pass by delivery.

              (d) APPROVAL OF BUYER'S COUNSEL. All instruments and documents required to carry out this Agreement and the transactions contemplated hereby shall be consistent with the forms attached as exhibits hereto or shall otherwise have been reasonably approved by Goodwin, Procter & Hoar LLP and Cameron McKenna, each as counsel for Buyer.

              (e)   INTENTIONALLY OMITTED.

              (f)   INTENTIONALLY OMITTED.

              (g) DISTRIBUTION AGREEMENT. Seller shall deliver two (2) originals of the Distribution Agreement in the form of EXHIBIT 7.1(g) executed by AP Biotech.

              (h) LICENSE TO THE "PHARMACIA BIOTECH" NAME. Seller shall deliver two (2) originals of the License Agreement relating to the "Pharmacia Biotech" name in the form of EXHIBIT 7.1(h) executed by Seller Guarantor.

              (i)   LICENSE TO THE "AMERSHAM" NAME. Seller shall deliver two
(2) originals of the License Agreement relating to the "Amersham" name in the form of EXHIBIT 7.1(i) executed by Amersham International plc.

              (j) DELIVERY OF REQUIRED CONSENTS. Seller shall deliver to Buyer the Required Consents that it has obtained prior to the Closing.

              (k) BILL OF SALE TO BUYER. Seller shall deliver two (2) originals of the Bill of Sale in the form of EXHIBIT 7(k) executed by Seller.

              (l)   INTENTIONALLY OMITTED.

              (m)   INTENTIONALLY OMITTED.

              (n) ASSIGNMENT OF CONTRACTS AND ASSUMPTION OF LIABILITIES. Seller shall deliver two (2) originals of the Assignment of Contracts and Assumption of Liabilities in the form of EXHIBIT 7.1(n).

                  (o) NAME CHANGE RESOLUTIONS. Seller shall deliver a certified copy of a special resolution changing its name to some other name not incorporating the word "Biochrom" or any other word or combination of words capable of confusion therewith.

         7.2 CONDITIONS TO OBLIGATIONS OF SELLER. Seller's obligation to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent and the delivery of the following documents:

                  (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer contained in Section 5 shall be true and correct as though made on and as of the Closing; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

                  (b) CERTIFICATE FROM OFFICERS. Buyer shall deliver to Seller a certificate dated as of the Closing to the effect that the statements set forth in paragraph (a) above in this Section 7.2 are true and correct.

                  (c) APPROVAL OF SELLER'S COUNSEL. All instruments and documents required to carry out this Agreement and the transactions contemplated hereby shall be consistent with the forms attached as exhibits hereto or shall otherwise have been reasonably approved by Curtis, Mallet-Prevost, Colt & Mosle, as counsel for Seller.

                  (d) DISTRIBUTION AGREEMENT. Buyer shall deliver two (2) originals of the Distribution Agreement in the form of EXHIBIT 7.1(g) executed by Buyer.

                  (e) LICENSE TO THE "PHARMACIA BIOTECH" NAME. Buyer shall deliver two (2) originals of the License Agreement relating to the "Pharmacia Biotech" name in the form of EXHIBIT 7.1(h) executed by Buyer.

                  (f) LICENSE TO THE "AMERSHAM" NAME. Buyer shall deliver two (2) originals of the License Agreement relating to the "Amersham" name in the form of EXHIBIT 7.1(i) executed by Buyer.

                  (g) ASSIGNMENT OF CONTRACTS AND ASSUMPTION OF LIABILITIES. Buyer shall deliver two (2) originals of the Assignment of Contracts and Assumption of Liabilities in the form of EXHIBIT 7.1(n).

         7.3 FURTHER CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER. Each of Buyer's and Seller's obligation to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) GOVERNMENTAL MATTERS. No government or governmental, quasi-governmental supranational or state agency or regulatory body professional association or trade union or court or any other person or organization in any jurisdiction having by the date on which all the other conditions set out in this Section 7 have either been fulfilled or waived:

                           (i)      instituted, implemented or threatened any
action, suit or investigation to restrain, prohibit or otherwise challenge or interfere with the transaction proposed hereunder or any part thereof;

                           (ii)     threatened to take any action as a result
or in anticipation of the implementation of such transaction or any part thereof; or

                           (iii)    proposed or enacted any statute or
regulation which would prohibit, materially restrict or materially delay implementation of such transaction or any part thereof or the operations of Seller.

                  (b)      LEASEHOLD PROPERTY MATTERS.

                           (i)      Seller shall have entered into the Deed of
Surrender of Lease with Buyer and shall have terminated the Seller Lease with the consent of Buyer; and

                           (ii)     Following the termination of the Seller
Lease as described in clause (i) above, Buyer shall have entered into a lease agreement with Trinity College with respect to the Leasehold Property on terms acceptable to Buyer, in its sole discretion.

                             8. INTENTIONALLY OMITTED

                 9. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

         9.1 SURVIVAL OF WARRANTIES. The representations, warranties, agreements, covenants and obligations in this Agreement or any other agreement schedule, exhibit or certificate executed by Seller or Seller Guarantor are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for the period of time as to which indemnification is payable under Section 10 with respect thereto, regardless of any investigation or knowledge acquired on the part of Buyer or its affiliates and shall not merge in the performance of any obligation by either party hereto.

         9.2 PAYMENT OF EXCLUDED LIABILITIES. Seller shall pay or perform all of the Excluded Liabilities in accordance with their terms as soon as practicable.

         9.3 PAYMENT OF ASSUMED LIABILITIES. Buyer shall pay all of the Assumed Liabilities and perform its obligations under the Assumed Contracts in accordance with their terms as soon as practicable.

                               10. INDEMNIFICATION

         10.1 INDEMNIFICATION BY SELLER. Seller agrees subsequent to the Closing to indemnify and hold Buyer and its shareholders, subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties") harmless from and against any damages, actions, proceedings, demands, liabilities, diminution in value, losses, taxes, fines, penalties, costs, claims and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                  (a) fraud, dishonesty, intentional misrepresentation or a deliberate or willful breach by Seller of any of its representations, warranties, agreements or covenants under this Agreement or any other agreement, certificate, schedule or exhibit executed by Seller or Seller Guarantor and delivered pursuant hereto;

                  (b) any other breach of any representation or warranty of Seller under this Agreement or any other agreement, certificate, schedule or exhibit executed by Seller or Seller Guarantor and delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations or warranties;

                  (c) any breach of any agreement or covenant of Seller under this Agreement or any other agreement, certificate, schedule or exhibit executed by Seller and delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such covenants;

                  (d) any failure by Seller to perform and discharge any of the Excluded Liabilities, including its obligations pursuant to Sections 2.2(d) and (f) hereof;

                  (e) any liability of Seller for Taxes (as defined in Section 3.6 hereof), whether levied or imposed in the United Kingdom or elsewhere, of whatever nature and whether past, present or, solely to the extent arising from the Subject Assets or from the conduct of the Business, including the Excluded Liabilities, by Seller prior to the Closing Date, future, and all penalties, charges, costs and interest relating to the same and any penalties chargeable for non-compliance by Seller with any statutory provisions or regulations in connection therewith; and

                  (f) any liability (whether arising before or after the Closing Date) relating to any environmental or worker health and safety matter of any kind or nature whatsoever, known or unknown, asserted or unasserted, that arises in connection with or on the basis of events, acts, omissions, conditions, or any other state of facts occurring or existing prior to or on the Closing Date.

         10.2 LIMITATIONS ON INDEMNIFICATION BY SELLER. Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under
Section 10.1 shall be subject to the following provisions:

                  (a)      No indemnification shall be payable pursuant to
Section 10.1(b) to any Buyer Indemnified Party, unless the total of all claims for indemnification pursuant to Section 10.1(b) (a "Buyer Indemnification Claim") shall exceed $50,000 in the aggregate (the "Buyer $50,000 Threshold"), whereupon the full amount of such Buyer Indemnification Claims shall be recoverable in accordance with the terms hereof. In the event that a Buyer Indemnified Party makes a Buyer Indemnification Claim that, individually, or together with all other such Buyer Indemnification Claims, exceeds the Buyer $50,000 Threshold, thereafter no indemnification shall be payable with respect to any subsequently made Buyer Indemnification Claim pursuant to Section 10.1(b) to any Buyer Indemnified Party, unless the total of all such subsequently made Buyer Indemnification Claims shall exceed $10,000 in the aggregate (the "Buyer $10,000 Threshold"), whereupon the full amount of such subsequently made Buyer Indemnification Claims shall be recoverable in accordance with the terms hereof; PROVIDED, HOWEVER, that if the Buyer $50,000 Threshold has been exceeded and on the Indemnification Cut-Off Date (as defined below) there exist subsequently made Buyer Indemnification Claims that do not, in the aggregate, exceed the Buyer $10,000 Threshold, the full amount of such subsequently made Buyer Indemnification Claims shall be recoverable in accordance with the terms hereof.

                  (b) No indemnification shall be payable to a Buyer Indemnified Party with respect to Buyer Indemnification Claims asserted pursuant to Section 10.1(b) (exclusive of Buyer Indemnification Claims for indemnification for Taxes or a breach of any representation, warranty or covenant with respect to Taxes or tax related matters, environmental related matters and title to the Subject Assets) after March 31, 2001 (the "Indemnification Cut-Off Date"), except in respect of matters which have been the subject of a bona fide written Buyer Indemnification Claim which is made before the Indemnification Cut-Off Date by or on behalf of a Buyer Indemnified Party to Seller; and

                  (c) Buyer Indemnified Parties shall not be entitled to indemnification (A) with respect to claims asserted pursuant to Sections 10.1(b)-(e) hereof in an amount in excess of the Purchase Price or (B) with respect to claims asserted pursuant to Sections 10.1(f) hereof in an amount in excess of $15,000,000.

         10.3 INDEMNIFICATION BY BUYER. Buyer agrees subsequent to the Closing to indemnify and hold Seller and its shareholders, subsidiaries, affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Seller Indemnified Party" and collectively, the "Seller Indemnified Parties") harmless from and against any damages, actions, proceedings, demands, liabilities, diminution in value, losses, taxes, fines, penalties, costs, claims and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                  (a) fraud, dishonesty, intentional misrepresentation or a deliberate or willful breach by Buyer of any of its representations, warranties, agreements or covenants under this Agreement or any other agreement (other than the Distribution Agreement), certificate, schedule or exhibit executed by Buyer or Buyer Guarantor and delivered pursuant hereto;

                  (b) any other breach of any representation or warranty of Buyer under this Agreement or any other agreement (other than the Distribution Agreement), certificate, schedule or exhibit executed by Buyer or Buyer Guarantor and delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations or warranties;

                  (c) any breach of any agreement or covenant of Buyer under this Agreement or any other agreement entered into in connection herewith (other than the Distribution Agreement) or in any certificate delivered by Buyer pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such covenant;

                  (d) any failure by Buyer to perform and discharge any of the Assumed Liabilities, including its obligations pursuant to Sections 2.2(d) and (f) hereof; and

                  (e) any liability relating to any environmental or worker health and safety matter of any kind or nature whatsoever, known or unknown, asserted or unasserted, that arises in connection with or on the basis of events, acts, omissions, conditions, or any other state of facts caused by Buyer, its affiliates, directors, officers, employees, agents or representatives after the Closing Date.

         10.4 LIMITATION ON INDEMNIFICATION BY BUYER. Notwithstanding the foregoing, the right of Seller Indemnified Parties to indemnification under
Section 10.3 shall be subject to the following provisions:

                  (a)      No indemnification shall be payable pursuant to
Section 10.3(b) to any Seller Indemnified Party, unless the total of all claims for indemnification pursuant to Section 10.3(b) (a "Seller Indemnification Claim") shall exceed $50,000 in the aggregate (the "Seller $50,000 Threshold"), whereupon the full amount of such Seller Indemnification Claims shall be recoverable in accordance with the terms hereof. In the event that a Seller Indemnified Party makes a Seller Indemnification Claim that, individually, or together with all other Seller Indemnification Claims, exceeds the Seller $50,000 Threshold, thereafter no indemnification shall be payable with respect to any subsequently made Seller Indemnification Claim pursuant to Section 10.3(b) to any Seller Indemnified Party, unless the total of all such subsequently made Seller Indemnification Claims shall exceed $10,000 in the aggregate (the "Seller $10,000 Threshold"), whereupon the full amount of such subsequently made Seller Indemnification

Claims shall be recoverable in accordance with the terms hereof; PROVIDED, HOWEVER, that if the Seller $50,000 Threshold has been exceeded and on the Indemnification Cut-Off Date there exist subsequently made Seller Indemnification Claims that do not, in the aggregate, exceed the Seller $10,000 Threshold, the full amount of such subsequently made Seller Indemnification Claims shall be recoverable in accordance with the terms hereof.

                  (b) No indemnification shall be payable to a Seller Indemnified Party with respect to Seller Indemnification Claims asserted pursuant to Section 10.3(b) (exclusive of Seller Indemnification Claims for indemnification for a breach of any representation, warranty or covenant with respect to payment of Value Added Taxes) after the Indemnification Cut-Off Date, except in respect of matters which have been the subject of a bona fide written Seller Indemnification Claim which is made before the Indemnification Cut-Off Date by or on behalf of Seller to Buyer; and

                  (c) Seller Indemnified Parties shall not be entitled to indemnification (A) with respect to claims asserted pursuant to Sections 10.3(b)-(d) hereof in an amount in excess of the Purchase Price or (B) with respect to claims asserted pursuant to Sections 10.3(e) hereof in an amount in excess of $15,000,000.

         10.5     NOTICE; DEFENSE OF CLAIMS.

                  (a) An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party.

                  (b) Within thirty (30) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense.

                           (i)      With respect to any claim for
indemnification (other than a claim or liability asserted by a third party), if the indemnifying party fails to give notice that it disputes an indemnification claim within thirty (30) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable.

                           (ii)     With respect to any claim or liability being
asserted by a third party, the indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense.

         The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; PROVIDED, HOWEVER, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised by its own counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the reasonable expense of the indemnifying party. If the indemnifying party fails to give notice as required by the first sentence of this paragraph (b) stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost or expense, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

                                11.MISCELLANEOUS

         11.1 WARRANTY OBLIGATIONS. In the event that there exist warranty claims relating to products sold by Seller prior to the Closing Date, Seller shall be responsible to perform the obligations associated with such warranty claims (the "Warranty Obligations"). Notwithstanding the foregoing, Buyer agrees to perform the Warranty Obligations on Seller's behalf, subject to receipt of payment as provided below. In connection with the performance of the Warranty Obligations, Buyer shall invoice Seller reflecting (a) the cost for parts used by Buyer in, and Buyer's labor costs associated with, the performance of the Warranty Obligations, at Buyer's then current rates for such parts and labor and
(b) reasonable out-of-pocket travel and accommodation expenses associated with Buyer's performance of the Warranty Obligations. Seller agrees to pay each such invoice within thirty (30) days following Seller's receipt thereof.

         11.2     FEES AND EXPENSES.

                  (a) Except as otherwise provided in this Agreement, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Seller relating in any way to the purchase and sale of the Subject Assets hereunder and the transactions contemplated hereby, including, without limitation, legal, accounting or other professional expenses of Seller, shall be charged to or paid by Buyer or included in any of the Assumed Liabilities.

                  (b) Buyer shall pay any stamp duty on this Agreement and on any assignments to the Subject Assets together with any Land Registry fees.

         11.3 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws provisions. The preceding notwithstanding, the parties acknowledge that Seller's Business is situated in England and Wales and that, accordingly, the laws of England and Wales of a mandatory nature may apply to certain matters, including without limitation, employment, pension, environmental, tax and competition matters.

         11.4 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission (receipt acknowledged), upon receipt, or if sent by first class registered, certified or recorded delivery post, upon the sooner of the date on which receipt is acknowledged or the expiration of five (5) Business Days after deposit into the custody of the relevant postal authorities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                  Harvard Apparatus, Inc.
                           84 October Hill Road
                           Holliston, MA  01746-1371
                           Attn:    Chane Graziano, Chief Executive Officer
                           David Green, President
                           Fax:  (508) 429-5732

With a copy to:            Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA  02109
                           Attn:  H. David Henken, P.C.
                           Fax:  (617) 523-1231

                           Cameron McKenna
                           Mitre House
                           160 Aldersgate Street
                           London, EC1A 4DD
                           Attn:  Guilherme Brafman
                           Fax:  011-44-171-367-2000

TO SELLER:                 Pharmacia & Upjohn, Inc.
                           7000 Portage Road

                           Kalamazoo, Michigan 49001-0199
                           Attn: Robert J. Meisenhelder, Esq.
                           Fax: (616) 833-7564

With a copy to:            Pharmacia & Upjohn Limited
                           Davy Avenue
                           Knowlhill
                           Milton Keynes MK5 8PH
                           Buckingham, England
                           Attn: Graham Lee
                           Fax: 011-44-190-860-3909

                           Curtis, Mallet-Prevost, Colt & Mosle
                           101 Park Avenue
                           New York, New York  10178
                           Attn:  Eric L. Gilioli, Esq.
                           Fax:  (212) 697-1559

         Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives. In proving service of a notice it shall be sufficient to prove that personal delivery was made, or that the envelope containing such notice was properly addressed and delivered into the custody of the postal authorities as a prepaid first class registered or recorded delivery letter or Datapost letter as the case may be.

         11.5 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein and other agreements entered into in connection herewith (including, without limitation, the Distribution Agreement) and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or therein in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement and such other agreements relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

         11.6 ASSIGNABILITY; BINDING EFFECT. This Agreement may not be assigned by a party without the prior written consent of the other parties hereto, which shall not be unreasonably withheld. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and permitted assigns.

         11.7 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         11.8 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         11.9     PUBLICITY AND DISCLOSURES.

                  (a) Except if and insofar as required by law (including any applicable stock exchange regulation), no press releases, announcements or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and Seller.

                  (b) Seller and Buyer each undertake to provide all such information known to it or which on reasonable inquiry ought to be known to it as may reasonably be required by Buyer, Seller or Seller Guarantor for the purpose of complying with the requirements of law (including any applicable stock exchange regulation).

         11.10 AGREEMENT TO CONTINUE IN FULL FORCE. This Agreement shall, insofar as it remains to be performed, continue in full force and effect notwithstanding Closing.

         11.11    DISPUTE RESOLUTION.

                  (a) The parties hereby agree to cooperate in good faith to resolve any disputes, claims or controversies that may arise hereunder or with respect to the performance by either party of its obligations as contemplated hereby.

                  (b) Except as provided below, in the event that any dispute, claim or controversy shall not be so resolved by the parties among themselves, the parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement or a breach thereof, whether grounded in common law or statutory law, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, in New York City, New York.

                  (c) The arbitration shall be conducted by three (3) arbitrators, one (1) selected by each of Seller and Buyer and the third appointed by the two (2) arbitrators selected by such parties. The judgment of the three (3) arbitrators shall be rendered no later than the earlier of (i) one year after such dispute is submitted to arbitration in accordance with this
Section 11.11 or (ii) such shorter period of time as the three (3) arbitrators shall determine at the outset of such arbitration to be reasonable in light of the nature of such dispute (which such determination shall be memorialized in writing and delivered to the parties hereto).

                  (d) Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  (e) Except as provided below, the failure or refusal of a party to submit to arbitration in accordance with this Section 11.11 shall be deemed a breach of this Agreement. If a party seeks and secures judicial intervention requiring enforcement of this arbitration provision, such party shall be entitled to recover from the other party(ies) in such judicial proceeding all costs and expenses, including reasonable attorneys' fees, that it was thereby required to incur.

         Notwithstanding anything to the contrary contained herein, the provisions of this Section 11.11 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

         Each of the parties hereto (a) hereby irrevocably submits to the jurisdiction of the United States District Court of the State of New York for the purpose of enforcing the award or decision in any such proceeding, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered or certified mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

         11.12 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         AS WITNESS the hands of the parties hereto or their duly authorized representatives within the United States the day and year first above written.

Signed by Biochrom         )
Limited acting by          )        /S/ CHANE GRAZIANO
                           )        ------------------------------------
Chane Graziano             )        Chane Graziano
and                        )
David Green                )        /S/ DAVID GREEN
                                    ------------------------------------
                                    David Green

Signed by Pharmacia        )
Biotech (Biochrom)         )        /S/ GRAHAM LEE
                           )        ------------------------------------
Limited acting by          )        Graham Lee
Graham Lee                 )
and                        )
Keith Krzywicki            )        /S/ KEITH KRZYWICKI
                                    ------------------------------------
                                    Keith Krzywicki

         The undersigned hereby agrees to guarantee the obligations of Buyer under this Agreement, including, without limitation, Buyer's indemnification obligations pursuant to Section 10 hereto and further agrees to be bound by the provisions of Section 2.1(c) hereto.

                                        Signed by an authorized signatory of
                                        HARVARD APPARATUS, INC.


                                        By:    /S/ CHANE GRAZIANO
                                               -------------------------
                                               Name: Chane Graziano
                                               Title:   Chief Executive Officer

         The undersigned hereby agrees to guarantee the obligations of Seller under this Agreement including, without limitation, Seller's indemnification obligations pursuant to Section 10 hereto and further agrees to be bound by the provisions of Section 4.5 hereto.

                                        Signed by an authorized signatory of
                                        PHARMACIA & UPJOHN, INC.


                                        By:    /S/ MATS PETTERSSON
                                               -------------------------
                                               Name: Mats Pettersson
                                               Title: Senior Vice President,
                                                      Business Development